Execution Copy

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), dated as of October 26, 2006, among MYERS INDUSTRIES, INC, an Ohio corporation (the "Company"), the FOREIGN SUBSIDIARY BORROWERS (as hereinafter defined) from time to time parties hereto (together with the Company, the "Borrowers"), the lenders from time to time parties hereto (the "Lenders"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to Bank One, N.A., as Agent.

RECITALS

     A     The Borrowers, the lenders party thereto (the "Existing Lenders"), and the Agent executed an Amended and Restated Loan Agreement dated as of February 27, 2004, which amended and restated a Loan Agreement dated as of February 3, 1999 (as such Amended and Restated Loan Agreement has been amended, the "Existing Loan Agreement").

     B.     The Borrowers have requested that the Lenders and the Agent amend and restate the Existing Loan Agreement as herein provided, and the Lenders and the Agent are willing to amend and restate the Existing Loan Agreement on the terms and conditions herein set forth.

            In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

     1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Voting Stock of any Person.

        "Activated Commitment" is defined in Section 2.1(e).

        "Activated Non-Pro Rata Sub-Commitment" is defined in Section 2.1(e).

        "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans or Facility Letters of Credit of the same Type and, in the case of BA Rate Loans, Eurocurrency Loans and Eurodollar Loans, in the same Agreed Currency and for the same Interest Period, made by the Lenders on the same Borrowing Date (or converted or continued by the Lenders on the same date of conversion or continuation).

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

        "Agent" means JPMCB in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

        "Aggregate Activated Commitment" is defined in Section 2.1(e).

        "Aggregate Activated Non-Pro Rata Sub-Commitment" is defined in Section 2.1(e).

        "Aggregate Commitments" means, as at any date of determination, the aggregate amount, stated in U.S. Dollars, of the Commitments of all Lenders.

        "Aggregate Credit Exposure" means, as at any date of determination, the aggregate Credit Exposure of all Lenders.

        "Aggregate Non-Pro Rata Foreign Currency Credit Exposure" means, as at any date of determination, the aggregate Non-Pro Rata Foreign Currency Credit Exposure of all Non-Pro Rata Lenders.

        "Aggregate Non-Pro Rata Sub-Commitments" means, as at any date of determination, the aggregate amount of the Non-Pro Rata Sub-Commitments of all Lenders.

        "Aggregate Pro Rata Foreign Currency Credit Exposure" means, as at any date of determination, the aggregate Pro Rata Foreign Currency Credit Exposure of all Pro Rata Lenders.

        "Agreed Currencies" means (i) U.S. Dollars and (ii) Agreed Foreign Currencies.

        "Agreed Foreign Currencies" means (i) Agreed Pro Rata Foreign Currencies and (ii) Agreed Non-Pro Rata Foreign Currencies.

        "Agreed Non-Pro Rata Foreign Currencies" means, so long as such currencies remain Eligible Currencies, Canadian Dollars and any other Eligible Currency (other than U.S. Dollars) agreed to by all Non-Pro Rata Lenders to a Non-Pro Rata Borrower as being an Agreed Non-Pro Rata Foreign Currency to be advanced hereunder to such Non-Pro Rata Borrower.

        "Agreed Pro Rata Foreign Currencies" means, so long as such currencies remain Eligible Currencies, British Pounds Sterling, Euros and any other Eligible Currency which is agreed to by all the Lenders as being an Agreed Pro Rata Foreign Currency to be advanced hereunder to a Pro Rata Borrower.

        "Agreement" means this amended and restated loan agreement, as it may be amended or modified and in effect from time to time.

        "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, changing as and when such generally accepted accounting principles change, and applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

        "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

        "Applicable Margin" means the amounts set forth in the Pricing Schedule on Exhibit A hereto.

        "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Arranger" means J.P. Morgan Securities Inc. a Delaware corporation, and its successors.

        "Article" means an article of this Agreement unless another document is specifically referenced.

        "Assignment" is defined in Section 13.3.1.

        "Authorized Officer" means, with respect to any Borrower, any of the chief executive officer, the chief financial officer or the treasurer of such Borrower or any Person designated by any of the foregoing in writing to the Agent from time to time to act on behalf of such Borrower, in each case, acting singly.

        "BA Rate" means with respect to a BA Rate Loan for the relevant Interest Period, the sum of (a) the Applicable Margin plus (b) the bid rate quoted by JPMCB Canada for its own acceptances for the relevant Interest Period as of the Borrowing Date (the first day of such Interest Period) or such other rate agreed to by all the Canadian Lenders and the applicable Canadian Borrower.

        "BA Rate Loan" means a Loan denominated in Canadian Dollars that bears interest based on the BA Rate.

        "Borrowers" is defined in the preamble hereto.

        "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.3, 2.7, 2.15 or 2.16 as a date on which a Borrower requests the Lenders to make Loans hereunder or, with respect to the issuance of any Facility Letter of Credit, the date the applicable Issuer issues such Facility Letter of Credit.

        "Bridge Facility" means a credit facility to be entered into by the Company on or about the date of the Target Acquisition on terms similar to the terms of this Agreement and otherwise satisfactory to the Agent and in an amount not to exceed $100,000,000 in aggregate principal amount.

        "British Pounds Sterling" or "₤" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

        "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency or Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, London and New York for the conduct of substantially all of their commercial lending activities and on which dealings in the applicable Agreed Currency is carried on in the London interbank market (and a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the applicable Agreed Currency is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and, in the case of any Advance to a Canadian Borrower, Toronto, for the conduct of substantially all of their commercial lending activities.

        "Canadian Borrower" means each Foreign Subsidiary Borrower from time to time designated by the Agent as a "Canadian Borrower".

        "Canadian Dollar" and "C$" means the lawful currency of Canada.

        "Canadian Facility Letter of Credit" means any Letter of Credit for the account of a Canadian Borrower.

        "Canadian Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Canadian Facility Letters of Credit.

        "Canadian Lender" means any Lender with a Non-Pro Rata Sub-Commitment designated on Schedule 1.1(b) for Advances denominated in Canadian Dollars to the Canadian Borrowers.

        "Canadian Loans" means Loans made to a Canadian Borrower pursuant to Section 2.1(b).

        "Capital Stock" means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        "Cash Equivalents" means (i) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than 90 days from the date of acquisition, (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition, (iv) foreign Investments denominated in an Eligible Currency that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding clauses (i) through (iii) above, and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

        "Change of Control" means (i) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (ii) any Person including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Voting Stock of Company and, as a result of such purchase or acquisition, any such Person (together with its Affiliates), shall directly or indirectly beneficially own in the aggregate Voting Stock representing more than 20% of the combined voting power of Company's Voting Stock.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" means, collectively, the "Collateral" under and as defined in, and any other assets upon which a Lien has been granted by, the Pledge Agreements, the Guaranties or any other Collateral Document.

        "Collateral Documents" means, collectively, the Guaranties, the Consent and Amendment of Collateral Documents, the Intercreditor Agreement, the Pledge Agreements, and all other agreements or documents granting or perfecting a Lien on any Collateral or guaranteeing the Obligations in favor of the Agent for the benefit of the Lenders at any time, as any of the foregoing may be amended or modified from time to time.

        "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility Letters of Credit and Swing Loans to, the Borrowers in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name in Schedule 1.1(a) or as otherwise established pursuant to Section 13.3, as such amount may be modified from time to time pursuant to this Agreement.

        "Common Collateral" means the 65% of the Capital Stock of each Foreign Subsidiary owned by the Company or a Domestic Subsidiary and required to be pledged under Section 2.18(a) of this Agreement to secure the Obligations and under the Senior Note Documents to secure the Senior Note Obligations.

        "Company" is defined in the preamble hereto.

        "Condemnation" is defined in Section 7.8.

        "Consent and Amendment of Collateral Documents" means the Consent and Amendment of Collateral Documents executed by the Borrowers and the Guarantors dated the date hereof and in connection herewith, in form and substance satisfactory to the Agent, as amended or modified from time to time.

        "Consolidated Adjusted Net Worth" means, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and its Subsidiaries, minus the book value of Restricted Investments (as defined in the Senior Note Purchase Agreement in the form in effect on the date hereof) and minority interests in stock and surplus of Subsidiaries, and excluding non-cash foreign currency translation adjustments and the cumulative effect of any charges related to impairment of goodwill as required under SFAS No. 142, all as determined in accordance with Agreement Accounting Principles on a consolidated basis for the Company and its Subsidiaries.

        "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount or (y) if there is no maximum amount the amount of the obligation that is so guarantied or supported.

        "Continuing Directors" means individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company, together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        "Conversion/Continuation Notice" is defined in Section 2.7.1.

        "Cost Rate" means

1.        The cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any authority which replaces all or any of their functions) in respect of Advances denominated in sterling will be calculated by the Agent in relation to each Advance on the basis of rates supplied by the Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Advance and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

        AB +C(B-D) + E x 0.01 per cent per annum
        100 - (A+C)

Where:

        A.    is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B.    is the percentage rate per annum at which sterling deposits are offered by the Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance of (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. in a sum approximately equal to the amount of such Advance.

        C.    is the percentage of eligible liabilities which the Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

        D.    is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.

        E.    is the rate payable by the Agent to the Financial Services authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in pounds per ₤1,000,000 of the Fee Base of the Agent.

2.        For the purposes of this definition:

        (a)    "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;

        (b)    "Fee Regulations" shall mean the Banking Supervision (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

        (c)    "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.

3.        The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4.        In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as 0.5 per cent x 12 per cent.

5.        Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6.        A negative result obtained by subtracting D from B shall be taken as zero.

7.        The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one percent per annum.

8.        Additional amounts calculated in accordance with this definition are payable on the last day of the Interest Period to which they relate.

9.        The determination of the Associated Costs Rate by the Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10.        The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirement s from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Advances denominated in sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

        "Credit Exposure" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's Loans on such date and the amount of such Lender's Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans on such date, all stated in U.S. Dollars.

        "Default" means an event described in Article VII.

        "Defaulting Lender" means any Lender that (a) on any Borrowing Date fails to make available to the Agent such Lender's Loans required to be made to a Borrower on such Borrowing Date or (b) shall not have made a payment to the Issuer pursuant to Section 2.15.5 or the Agent pursuant to Section 2.16. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and/or to an Issuer such payments requested by an Issuer together with all other amounts required to be paid to the Agent and/or the Issuers pursuant to this Agreement.

        "Designated Financial Officer" means, with respect to any Borrower, its chief financial officer or treasurer.

        "Designation Date" is defined in Section 2.1(e).

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

        "Domestic Subsidiary" means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

        "EBIT" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, plus to the extent deducted in determining such net income, (a) income taxes, (b) Interest Expense and (c) non-recurring one time charges and extraordinary losses, minus to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (other than a Wholly-Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (iii) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (iv) any other extraordinary or non-recurring gains or other income not from the continuing operations of the Company or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles and (v) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

        "EBITDA" means, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, depreciation and amortization expense.

        "Effective Date" means the date on which the conditions precedent set forth in Sections 4.1 and 4.2 are satisfied.

        "Eligible Currency" means any currency other than U.S. Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into U.S. Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in U.S. Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

        "Environmental Laws" means, with respect to the Company or any of its Subsidiaries, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, applicable to such Borrower or Guarantor or their respective Property.

        "Equivalent Amount" of any currency with respect to any amount of U.S. Dollars at any date means the equivalent in such currency of such amount of U.S. Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

        "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

        "Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

        "Eurocurrency Advance" means an Advance which bears interest at the Eurocurrency Rate.

        "Eurocurrency Loan" means a Loan which bears interest at the Eurocurrency Rate.

        "Eurocurrency Rate" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

        "Eurocurrency Reference Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the applicable British Bankers' Association LIBOR rate for deposits in the applicable Agreed Foreign Currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of Foreign Currency Loan denominated in British Pounds Sterling, on the first Business Day of such Interest Period), and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which JPMCB offers to place deposits in the applicable Agreed Foreign Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of Foreign Currency Loan denominated in British Pounds Sterling, on the first Business Day of such Interest Period), in the approximate amount of JPMCB's relevant Foreign Currency Loan and having a maturity equal to such Interest Period, plus, in each case, the Cost Rate.

        "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

        "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which JPMCB or one of its Affiliate banks offers to place deposits in U.S. Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMCB's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

        "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

        "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

        "European Operations Sale" means the sale of certain of the Company's European subsidiaries and operations described on Schedule 1.1(d).

        "Exchange Rate" means with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m., London time. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery three Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

        "Existing Lenders" is defined in the recitals to this Agreement.

        "Existing Loan Agreement" is defined in the recitals to this Agreement.

        "Exiting Lender" is defined in Section 2.20.

        "Facility Letter of Credit" means a Letter of Credit issued by an Issuer pursuant to Section 2.15.

        "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of a Borrower with respect to the Facility Letters of Credit, including the sum of (a) Reimbursement Obligations and, without duplication, (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

        "Facility Termination Date" means the earlier to occur of (a) October 26, 2011 or (b) the date on which the Commitments are terminated pursuant to Article VIII.

        "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Eastern Standard Time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion or, when used in connection with any Advance denominated in any Eligible Currency, "Federal Funds Effective Rate" means the correlative rate of interest with respect to such Eligible Currency as determined by the Agent in its sole discretion for such day.

        "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

        "Fixed Rate" means the BA Rate, Eurodollar Rate or the Eurocurrency Rate.

        "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

        "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

        "Floating Rate" means, for any day, a rate per annum (based on a year of 365 or 366 days as appropriate) equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

        "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

        "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

        "Foreign Currency Facility Letter of Credit" means any Letter of Credit denominated in an Agreed Foreign Currency.

        "Foreign Currency Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Foreign Currency Facility Letters of Credit.

        "Foreign Currency Loans" means Loans denominated in an Agreed Foreign Currency.

        "Foreign Subsidiary" means each Subsidiary organized under the laws of a jurisdiction outside of the United States.

        "Foreign Subsidiary Borrower" means each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule 1.1(b) as amended from time to time in accordance with Section 8.2.2.

        "Foreign Subsidiary Opinion" means with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Agent and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit B, with such assumptions, qualifications and deviations therefrom as the Agent shall approve.

        "Governmental Authority" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantor" means (a) with respect to the Obligations of the Foreign Subsidiary Borrowers, the Company, each present and future Domestic Subsidiary of the Company and each Subsidiary of such Foreign Subsidiary Borrower (unless such Foreign Subsidiary Borrower is prohibited from doing so by law) required to execute a Guaranty pursuant hereto and (b) with respect to the Company, each present and future Domestic Subsidiary of the Company required to execute a Guaranty pursuant hereto and any other Person executing a Guaranty at any time, provided that Securitization Entities shall not be Guarantors.

        "Guaranty" means, collectively, with respect to the Company, the guarantee contained in Article IX, and with respect to any other Guarantor (i) the Guaranty Agreement dated as of February 3, 1999 by Buckhorn, Inc., Ameri-Kart Corp., Buckhorn Rubber Products, Inc. and Patch Rubber Company in favor of the Agent and the Lenders, as modified by (a) the Joinder Agreement dated as of July 24, 2003 adding MYELux LLC as a Guarantor under such Guaranty Agreement), (b) a Consent and Amendment of Collateral Documents dated February 27, 2004, adding Myers Tire Supply Distribution, Inc., among other modifications, (c) Joinder Agreement, dated as of June 15, 2004, adding Ameri-Kart (MI) Corp., a Michigan corporation, Dillen Products, Inc., a Nevada corporation (now merged into the Company), JMKO Corp., a Missouri corporation, MYE Automotive, Inc. (fka ATP Automotive, Inc.), a Delaware corporation, and Myers Missouri, Inc., a Missouri corporation, as Guarantors, and (d) as otherwise modified from time to time; and (ii) any other guaranty or similar agreements in form and substance acceptable to the Agent entered into by any Guarantor at any time for the benefit of the Agent and the Lenders pursuant to this Agreement, as amended or modified from time to time.

        "Indebtedness" of a Person means, without duplication, such Person's (a) obligations for borrowed money or similar obligations, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person's business payable in accordance with customary practices), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (e) Capitalized Lease Obligations, (f) all obligations in respect of Letters of Credit, whether drawn or undrawn, contingent or otherwise, (g) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (h) all other indebtedness, obligations and liabilities incurred in connection with any asset securitizations, regardless of whether such indebtedness, obligations or other liabilities are recourse or non recourse to such Person and regardless of whether such indebtedness, obligations or other liabilities are required to be shown as a liability on the consolidated balance sheet of such Person in accordance with Agreement Accounting Principles, and (i) Contingent Obligations with respect to any of the foregoing.

         "Intercreditor Agreement" means the Intercreditor Agreement dated December 12, 2003 among the Company, the Guarantors, the Agent and the Senior Note Holders, as amended or modified from time to time.

        "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) EBIT to (b) Interest Expense, in each case calculated for the four consecutive fiscal quarters then ending, on a consolidated basis for the Company and its Subsidiaries in accordance with Agreement Accounting Principles.

        "Interest Expense" means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period, net of any cash interest income received by the Company and its Subsidiaries during such period from Investments. As used in this definition, the term "interest" shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with Agreement Accounting Principles), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.

        "Interest Period" means:

        (a) with respect to any BA Rate Loan, the period beginning on (and including) the date on which such BA Rate Loan is made or continued to (but excluding) the date which is 30, 60, 90 or 180 days thereafter or such other period of time agreed to by all the Canadian Lenders, as a Canadian Borrower may elect hereunder, and each subsequent period commencing on the expiry of the immediately preceding Interest Period and ending on the date 30, 60, 90 or 180 days (or such other period acceptable to such Canadian Borrower and each of the Canadian Lenders) thereafter, as a Canadian Borrower may elect hereunder, provided, however, that (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (b) no Interest Period shall be permitted which would end after the Facility Termination Date; and

        (b) with respect to any Eurodollar Loan or Eurocurrency Loan:

    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Eurocurrency Loan and ending one, two, three, or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

        (A) if any Interest Period pertaining to a Eurodollar Loan or Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

        (B) any Interest Period applicable to a Eurodollar Loan or Eurocurrency Loan that would otherwise extend beyond the Facility Termination Date, shall end on the Facility Termination Date; and

        (C) any Interest Period pertaining to a Eurodollar Loan or Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

        "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).

        "Issuers" or "Issuer" means (i) JPMCB, and (ii) any Lending Installation of JPMCB as JPMCB may determine to be the issuer for any Facility Letter of Credit.

        "JPMCB" means JPMorgan Chase Bank, National Association, a national banking association, successor by merger to Bank One, N.A.

        "JPMCB Canada" means JPMorgan Chase Bank, National Association, Toronto Branch, together with its Affiliates and successors and assigns.

        "Joinder Agreement" means the Joinder Agreement to be entered into by each Foreign Subsidiary Borrower subsequent to the date hereof pursuant to Section 8.2.2, substantially in the form of Exhibit C hereto.

        "Judgment Currency" is defined in Section 16.6.

        "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and, to the extent permitted by Section 13.3, assigns.

        "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or Affiliate of such Lender or the Agent, as the case may be.

        "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        "Letter of Credit Collateral Account" is defined in Section 2.15.7.

        "Leverage Ratio" means, as of any date, the ratio of (a) Total Debt at such date to (b) EBITDA, as calculated for the four most recently ended consecutive fiscal quarters of the Company.

        "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement), provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in accounts or notes receivable which are sold or otherwise transferred in a Permitted Securitization Transaction shall not be considered a Lien.

        "Loan Documents" means this Agreement, the Notes, the Collateral Documents, any Rate Hedging Agreements with any Lenders or their Affiliates and the other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by any Borrower or any Guarantor at any time with or in favor of the Agent or any Lender.

        "Loans" means, with respect to a Lender, such Lender's U.S. Loans, Pro Rata Foreign Currency Loans and Non-Pro Rata Foreign Currency Loans and, with respect to the Agent, Swing Loans.

        "Margin Stock" means margin stock as defined in Regulations T, U or X.

        "Material Adverse Effect" means a material adverse effect on (i) the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Borrower or Guarantor to pay the Obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a plan defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.

        "Net Cash Proceeds" means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

        "Non-Excluded Taxes" is defined in Section 3.6.1.

        "Non-Pro Rata Borrower" means, at any time, the Canadian Borrowers and all other Foreign Subsidiary Borrowers permitted to request Advances under Section 2.1(b) in Agreed Non-Pro Rata Currencies pursuant to a Non-Pro Rata Sub-Commitment.

        "Non-Pro Rata Facility Letter of Credit" means any Letter of Credit denominated in an Agreed Non-Pro Rata Foreign Currency for the account of a Non-Pro Rata Borrower.

        "Non-Pro Rata Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Non-Pro Rata Facility Letters of Credit.

        "Non-Pro Rata Foreign Currency Credit Exposure" means as at any date of determination with respect to any Non-Pro Rata Lender, the sum of the aggregate unpaid principal amount of such Lender's Non-Pro Rata Foreign Currency Loans on such date and the amount of such Lender's Pro Rata Share of the Non-Pro Rata Foreign Currency Facility Letter of Credit Obligations and Non-Pro Rata Foreign Currency Swing Loans on such date, all stated in U.S. Dollars.

        "Non-Pro Rata Foreign Currency Loans" means Loans denominated in an Agreed Non-Pro Rata Foreign Currency made to a Non-Pro Rata Borrower pursuant to Section 2.1(b).

        "Non-Pro Rata Foreign Currency Swing Loans" means Swing Loans denominated in an Agreed Pro Rata Foreign Currency made to a Non-Pro Rata Borrower.

        "Non-Pro Rata Lender" means each Lender with a Non-Pro Rata Sub-Commitment.

        "Non-Pro Rata Sub-Commitment" means, for each Non-Pro Rata Lender, the obligation of such Lender to make Non-Pro Rata Loans to, and participate in Non-Pro Rata Facility Letters of Credit and Non-Pro Rata Swing Loans to, a Non-Pro Rata Borrower in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Non-Pro Rata Lender's name in Schedule 1.1(a) for such Non-Pro Rata Borrower or as otherwise established pursuant to Section 13.3, as such amount may be modified from time to time pursuant to this Agreement.

        "Note" is defined in Section 2.2.3.

        "Notice of Assignment" is defined in Section 13.3.2.

        "Obligations" means collectively, the unpaid principal of and interest on the Loans, all obligations and liabilities pursuant to the Facility Letters of Credit, all Rate Hedging Obligations and all other obligations and liabilities of each Borrower and each Guarantor to the Agent or the Lenders (including Affiliates of such Lenders in the case of Rate Hedging obligations) under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Guarantor, as the case may be, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by any Borrower or any Guarantor pursuant to the terms of this Agreement or any other Loan Document).

        "Participants" is defined in Section 13.2.1.

        "Payment Date" means the last Business Day of each March, June, September and December occurring after the Effective Date, commencing December 31, 2006.

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Permitted Disposition" means the sale of certain of the Company's operations described on Schedule 1.1(c).

        "Permitted Securitization Transaction" means any asset securitization transaction (i) by a Securitization Entity, (ii) which is sale or other transfer of an interest in accounts or notes receivable, and (iii) which is otherwise permitted by the terms of this Agreement and any other agreement binding on the Company or any of its Subsidiaries.

        "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Effective Date.

        "Pledge Agreements" means, collectively, the Pledge Agreement and Irrevocable Proxy dated as of July 28, 2003, as amended and restated by an Amended and Restated Pledge Agreement and Irrevocable Proxy dated as of December 12, 2003 given by MYELux LLC and the Company in favor of JPMCB, as collateral agent and the Pledge Over Parts (Parts D'Interets) in MYELux International Finance S.e.c.s. dated 1 August 2003 given by MYELux LLC and the Company in favor of JPMCB, as collateral agent, as amended by an amendment agreement dated as of 12 December 2003, each entered into pursuant to the Existing Credit Agreement (and which continue pursuant hereto), as amended by the Consent and Amendment of Collateral Documents entered into pursuant to the Existing Credit Agreement, as amended by the Consent and Amendment of Collateral Documents and as further amended or modified from time to time, and any other pledge or similar agreements in form and substance acceptable to the Agent entered into by any Borrower or Guarantor at any time for the benefit of the Agent and the Lenders pursuant to this Agreement, as amended or modified from time to time.

        "Prime Rate" means (a) with respect to Loans denominated in U.S. Dollars, the per annum rate announced or established by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), (b) with respect to Loans denominated in Canadian Dollars, the sum of 100 basis points plus the per annum rate announced or established by JPMCB Canada from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by JPMCB Canada to any of its customers) or (c) when used in connection with any Advance denominated in any Eligible Currency other than Canadian Dollars, the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent, which Prime Rate shall change simultaneously with any change in such announced or established rates.

        "Pro Rata Borrower" means, at any time, all Foreign Subsidiary Borrowers entitled to request Advances under Section 2.1(a) denominated in Agreed Pro Rata Foreign Currencies from all Lenders.

        "Pro Rata Facility Letter of Credit" means any Letter of Credit denominated in an Agreed Pro Rata Foreign Currency for the account of a Pro Rata Borrower.

        "Pro Rata Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Pro Rata Facility Letters of Credit.

        "Pro Rata Foreign Currency Loans" means Loans denominated in an Agreed Pro Rata Foreign Currency made to a Pro Rata Borrower pursuant to Section 2.1(a).

        "Pro Rata Foreign Currency Credit Exposure" means, as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's Pro Rata Foreign Currency Loans on such date and the amount of such Lender's Pro Rata Share of the Pro Rata Foreign Currency Facility Letter of Credit Obligations and Pro Rata Swing Loans on such date, all stated in U.S. Dollars.

        "Pro Rata Foreign Currency Swing Loans" means Swing Loans denominated in an Agreed Pro Rata Foreign Currency made to a Pro Rata Borrower.

        "Pro Rata Share" means, for each Lender, the ratio of such Lender's Commitment to the Aggregate Commitment, provided that (a) with respect to U.S. Loans, U.S. Facility Letters of Credit, U.S. Swing Loans, Pro Rata Foreign Currency Loans, Pro Rata Foreign Currency Facility Letters of Credit and Pro Rata Foreign Currency Swing Loans, Pro Rata Share means, for each Lender, the ratio that (x) such Lender's Activated Commitment minus such Lender's Activated Non-Pro Rata Sub-Commitments bears to (y) the Aggregate Activated Commitment minus the Aggregate Activated Non-Pro Rata Sub-Commitment, and (b) with respect to Non-Pro Rata Foreign Currency Loans, Non-Pro Rata Foreign Currency Facility Letters of Credit and Non-Pro Rata Foreign Currency Swing Loans to any Non-Pro Rata Borrower, Pro Rata Share means, for each Lender, the ratio such Lender's Activated Non-Pro Rata Sub-Commitment with respect to such Non-Pro Rata Borrower bear to the Aggregate Activated Non-Pro Rata Sub-Commitment with respect to such Non-Pro Rata Borrower. If at any time the Commitments have been terminated, the amount of any Commitment for the purposes of this definition of "Pro Rata Share" only shall be deemed equal to the amount of such Commitment immediately prior to its termination.

        "Property" of a Person means any and all property, whether real, personal, movable, immovable, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

        "Purchasers" is defined in Section 13.3.1.

        "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

        "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

        "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Borrowers to the Lenders and the Issuers in respect of all unreimbursed payments or disbursements made by the Issuers and the Lenders under or in respect of the Facility Letters of Credit.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Required Lenders" means (a) at any time prior to the termination of the Commitments, Lenders holding not less than 51% of the aggregate Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Aggregate Credit Exposure aggregate at least 51% of the Aggregate Credit Exposure of all Lenders.

        "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

        "Reserve Requirement" means, with respect to an Interest Period for Eurodollar Loans or Eurocurrency Loans, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), assessments or similar requirements under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D).

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.

        "Same Day Funds" means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in any other Agreed Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Agreed Currency.

        "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

        "Securitization Entity" means a wholly-owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and no portion of the Indebtedness (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations entered into in connection with a Permitted Securitization Transaction.

        "Senior Note Documents" means the Senior Notes, the Senior Note Purchase Agreement and all other agreements, instruments or documents executed or issued in connection with the Senior Notes.

        "Senior Note Purchase Agreement" means the Note Purchase Agreement dated December 12, 2003 among the Senior Note Holders and the Company, as amended or modified from time to time if permitted hereunder.

        "Senior Note Holders" means the holders of the Senior Notes.

        "Senior Note Obligations" means the current and future obligations and liabilities owing pursuant to the Senior Note Documents.

         "Senior Notes" means the Company's $65,000,000 6.08% Series 2003-A Senior Notes, Tranche 1, due December 12, 2010 and $35,000,000 6.81% Series 2003-A Senior Notes, Tranche 2, due December 12, 2013.

        "Significant Subsidiary" means each present or future subsidiary of the Company which would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X as currently in effect promulgated by the Securities and Exchange Commission.

        "Single Employer Plan" means a Plan which is maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

        "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company.

        "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above, (c) represents more than 25% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Effective Date or (d) is responsible for more than 25% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (c) above.

         "Swing Loans" is defined in Section 2.16.

        "Target" means the company to be acquired by the Company or a Wholly-Owned Subsidiary of the Company and identified by the Company to the Agent and the Lenders prior to the Effective Date.

        "Target Acquisition" means the contemplated Acquisition by the Company or a Wholly-Owned Subsidiary of the Company of the Target.

        "Target Acquisition Documents" means all agreements, documents and instruments executed in connection with the Target Acquisition or otherwise pursuant thereto.

        "Total Debt" as of any date, means all of the following for the Company and its Subsidiaries on a consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether director indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursement obligations under outstanding letters of credit in respect of drafts which (A) may be presented at any time or (B) have been presented and have not yet been paid and are not included in clause (i) above; (iv) all redemption obligations in respect of mandatorily redeemable Capital Stock; (v) all liabilities for the deferred purchase price of property acquired by the Company or its Subsidiaries (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (vi) all Indebtedness of the type described in clause (h) of the definition of Indebtedness, including without limitation any Permitted Securitization Transaction, based on the outstanding amount securitized or financed; and (vii) all guarantees and other Contingent Obligation relating to indebtedness or liabilities of the type described in the foregoing clauses (i), (ii), (iii), (iv), (v) or (vi).

        "Transferee" is defined in Section 13.4.

        "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurocurrency Loan or Eurodollar Loan.

        "Unfunded Liabilities" means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.

        "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

        "U.S. Dollar Equivalent" means, on any date with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

        "U.S. Dollars" and "$" means dollars in lawful currency of the United States of America.

        "U.S. Facility Letter of Credit" means any Letter of Credit denominated in U.S. Dollars for the account of the Company.

        "U.S. Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to U.S. Facility Letters of Credit.

        "U.S. Loans" means Loans denominated in U.S. Dollars made to the Company pursuant to Section 2.1(a).

        "U.S. Swing Loans" means Swing Loans denominated in U.S. Dollars made to the Company.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar persons thereof.

        "Wholly-Owned Subsidiary" of a Person means any other Person of which 100% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

    1.2    Rules of Construction. All terms defined in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Notwithstanding anything herein, in any financial statements of the Company or in Agreement Accounting Principles to the contrary, for purposes of calculating the Applicable Margin and of calculating and determining compliance with the financial covenants in Sections 6.19 and 6.20, including defined terms used therein, any Acquisitions or asset dispositions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including the incurrence of all Indebtedness related thereto and any other related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin were calculated on a pro forma basis acceptable to the Agent.

ARTICLE II

THE CREDITS

     2.1    Commitments.

        (a)    Pro Rata Loans. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make U.S. Dollar Loans to the Company and Pro Rata Foreign Currency Loans to the Company and the Pro Rata Borrowers and to participate in U.S. Dollar Facility Letters of Credit, U.S. Dollar Swing Loans, Pro Rata Foreign Currency Letters of Credit and Pro Rata Foreign Currency Swing Loans, from time to time from and including the Effective Date to but excluding the Facility Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). U.S. Dollar Loans or any portion thereof, at the Company's option, may be Floating Rate Loans or Eurodollar Loans or any combination thereof subject to the terms hereof. Pro Rata Foreign Currency Loans shall be Eurocurrency Loans, subject to the terms hereof.

        (b)    Non-Pro Rata Loans Each Non-Pro Rata Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Non-Pro Rata Foreign Currency Loans to each Non-Pro Rata Borrower for which such Non-Pro Rata Lender has a Non-Pro Rata Sub-Commitment and to participate in Non-Pro Rata Foreign Currency Letters of Credit and Non-Pro Rata Foreign Currency Swing Loans to each Non-Pro Rata Borrower for which such Non-Pro Rata Lender has a Non-Pro Rata Sub-Commitment, from time to time from and including the Effective Date to but excluding the Facility Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(c). Non-Pro Rata Loans denominated in Canadian Dollars or any portion thereof, at a Canadian Borrower's option, may be Floating Rate Loans or BA Rate Loans or any combination thereof subject to the terms hereof. Other Non-Pro Rata Foreign Currency Loans shall be Eurocurrency Loans or Loans bearing interest at such other rate agreed to in writing by the applicable Non-Pro Rata Borrower and all Non-Pro Rata Lenders having a Non-Pro Rata Sub-Commitment with respect to such Non-Pro Rata Borrower, subject to the terms hereof.

        (c)    Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary:

            (i) the U.S. Dollar Equivalent of the aggregate principal amount of the Aggregate Credit Exposure at any time shall not exceed the Aggregate Commitment;

            (ii) the U.S. Dollar Equivalent of the aggregate Facility Letter of Credit Obligations at any time outstanding shall not exceed $25,000,000;

            (iii) the U.S. Dollar Equivalent of the aggregate Facility Letter of Credit Obligations issued for the account of Foreign Subsidiary Borrowers at any time outstanding shall not exceed $15,000,000;

            (iv) the U.S. Dollar Equivalent of the aggregate of Swing Loans at any time outstanding shall not exceed $20,000,000;

            (v) the U.S. Dollar Equivalent of the aggregate of Swing Loans owing by Foreign Subsidiary Borrowers at any time outstanding shall not exceed $10,000,000;

            (vi) the U.S. Dollar Equivalent of the aggregate principal amount of the sum of the Aggregate Non-Pro Rata Foreign Currency Credit Exposure and the Aggregate Pro Rata Foreign Currency Credit Exposure at any time shall not exceed $80,000,000;

            (vii) the U.S. Dollar Equivalent of the aggregate principal amount of the Aggregate Non-Pro Rata Foreign Currency Credit Exposure at any time shall not exceed $80,000,000; and

            (viii) the U.S. Dollar Equivalent of the Aggregate Credit Exposure of any Lender shall not exceed the Commitment of such Lender.

        (d)    As of the Effective Date, the Non-Pro Rata Sub-Commitments are set forth on Schedule 1.1(a). The Company may, by written notice to the Agent at least five (5) Business Days prior to a Designation Date and to be effective as of such Designation Date, reduce, increase or terminate any Non-Pro Rata Sub-Commitments and request the establishment of additional Non-Pro Rata Sub-Commitments to other Non-Pro Rata Borrowers in additional Non-Pro Rata Foreign Currencies, provided that (i) the Dollar Equivalent of the aggregate amount of all of the Non-Pro Rata Sub-Commitments does not exceed $80,000,000, (ii) any new Non-Pro Rata Borrower shall have satisfied all conditions described in Section 8.2.2 for adding a new Foreign Borrowing Subsidiary, (iii) the Company and the Agent shall have agreed to the Non-Pro Rata Lenders to such new Non-Pro Rata Borrower or, in the case of an increase in an existing Non-Pro Rata Sub-Commitments, the Non-Pro Rata Lenders with respect to such increase, and agreed to the amount of the Non-Pro Rata Sub-Commitments thereof, and (iv) all such Non-Pro Rata Lenders to a new Non-Pro Rata Borrower or with an increase in an existing Non-Pro Rata Sub-Commitments described in the foregoing clause (iii) for such Designation Date shall have agreed to the amount of the hereto. The Agent will distribute to the Lenders a revised Schedule 1.1(a) reflecting such modifications pursuant to this Section 2.1(d) on or before each Designation Date on which a modification in Schedule 1.1(a) occurs. It is the intent of this Section 2.1(d) that a Non-Pro Rata Borrower will be added only when all Lenders cannot lend to such Non-Pro Rata Borrower without withholding tax issues or other legal impediments as determined by the Agent and the Company.

        (e)    (i) The Company may, effective as of the Effective Date, as of each date each successive three months thereafter and as of one date any time prior to three months after the Effective Date (a "Designation Date"), designate a portion of the Commitments and the Non-Pro Rata Sub-Commitments as activated or de-activated (the amount of the Commitment of any Lender designated as activated by the Company is defined as its "Activated Commitment", the aggregate amount of all such Activated Commitments is defined as the "Aggregate Activated Commitment", the amount of the Non-Pro Rata Sub-Commitment of any Lender designated as activated by the Company is defined as its "Activated Non-Pro Rata Sub-Commitment" and the aggregate amount of all Activated Non-Pro Rata Sub-Commitment is defined as the "Aggregate Activated Non-Pro Rata Sub-Commitment"), provided that (A) such activation or de-activation shall be in increments of $10,000,000, (B) the aggregate Activated Non-Pro Rata Sub-Commitments may not exceed $80,000,000, and the aggregate amount of the Activated Commitments plus the Activated Non-Pro Rata Sub-Commitments shall equal the Commitments, and (C) the Company gives written notification to the Agent of such designation at least five (5) Business Days prior to such Designation Date.

               (ii) Notwithstanding anything herein to the contrary, the Agent shall determine each Lender's Activated Commitment, Activated Non-Pro Rata Sub-Commitments and Pro Rata Share as of each Designation Date. The amount of each Lender's Activated Commitment and Activated Non-Pro Rata Sub-Commitments will approximate such Lender's Commitment as determined by the Agent. The Activated Commitment of any Lender that does not have a Non-Pro Rata Sub-Commitment will equal its Commitment. The Agent will distribute to the Lenders their revised Activated Commitments and Activated Non-Pro Rata Sub-Commitments and respective Pro Rata Shares on or before each Designation Date.

               (iii) Notwithstanding anything herein to the contrary, all Advances will be funded based on such Pro Rata Shares determined as of the most recent Designation Date and the Borrowers shall pay the Aggregate Credit Exposure on each Designation Date by an amount, if any, such that each Lender is holding its appropriate revised Pro Rata Share of the appropriate Aggregate Credit Exposure on such Designation Date

        2.2    Repayment of Loans; Evidence of Debt.

        2.2.1    (a) Each Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender in the relevant Agreed Currency the then unpaid principal amount of each Loan owing by such Borrower to such Lender on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Each Borrower hereby further agrees to pay to the Agent for the account of each Lender interest in the relevant Agreed Currency on the unpaid principal amount of the Loans owing by such Borrower from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

                 (b)In addition to all other payments of the Loans required hereunder, after any prepayments are made that may be required under the Bridge Facility, the Borrowers shall prepay the Loans by an amount equal to 50% of all Net Cash Proceeds of any Indebtedness for borrowed money incurred at any time after the Effective Date, other than indebtedness permitted by Section 6.10. Such mandatory prepayments shall be applied pro rata to the Advances and shall reduce all Commitments pro rata based on the amount of such prepayment.

                (c)In addition to all payments of the Advances required hereunder, after any prepayments are made that may be required under the Bridge Facility, the Borrowers shall prepay the Loans by an amount equal to 100% of the Net Cash Proceeds in excess of $15,000,000 in aggregate amount after the Effective Date from the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries. Such mandatory prepayments on the Loans shall be applied pro rata on the Advances and shall reduce all Commitments pro rata based on the amount of such Net Cash Proceeds.

                (d)In addition to all other payments of the Loans required hereunder, the Borrowers shall prepay the Advances at any time the Advances exceed the amounts permitted under Section 2.1(c) by an amount equal to or greater than the amount of such excess.

                (e)The Borrowers shall give the Agent at least three Business Days' irrevocable written notice of each prepayment that the Borrowers expect to make pursuant Sections 2.2.1(b) and (c), in each case specifying the amount of such prepayment and a brief description of the event or events which cause such prepayment to be made.

        2.2.2    The books and records of the Agent and of each Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

        2.2.3    The Borrowers agree that, upon the request to the Agent by any Lender, the relevant Borrowers will execute and deliver to such Lender promissory notes of each Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit D with appropriate insertions as to date, currency and principal amount (each, a "Note"); provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date.

        2.3      Procedures for Borrowing. (a) Each Borrower may borrow under the Commitments from time to time prior to the Facility Termination Date on any Business Day.

                (b)The Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Eastern Standard Time) (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (ii) on the Borrowing Date otherwise, specifying in each case (w) the amount to be borrowed, (x) the requested Borrowing Date, (y) whether the borrowing is to be of Eurodollar Loans, Floating Rate Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (A) in the case of Floating Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate available Commitments are less than $5,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m., Eastern Standard Time on each requested Borrowing Date each Lender shall make an amount equal to its Pro Rata Share of the principal amount of the Loans requested to be made on such Borrowing Date available to the Agent at its office specified in Section 14.1 in U.S. Dollars and in Same Day Funds. The Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                (c)Each Pro Rata Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., London time four Business Days prior to the requested Borrowing Date) specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date and (iii) the length of the initial Interest Period therefor. The Canadian Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Eastern Standard Time) (i) three Business Days (or such other time agreed to by all the Canadian Lenders and the Canadian Borrowers) prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially BA Rate Loans, or (ii) one Business Day (or such other time agreed to by all the Canadian Lenders and the Canadian Borrowers) prior to the requested Borrowing Date otherwise, specifying in each case (w) the amount to be borrowed, (x) the requested Borrowing Date, (y) whether the borrowing is to be of BA Rate Loans, Floating Rate Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of BA Rate Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each other Non-Pro Rata Borrower shall give the Agent irrevocable notice by such time and specifying such matters as required by the Agent and the Non-Pro Rata Lenders to such Non-Pro Rata Borrower. Each borrowing by a Pro Rata Borrower shall be in U.S. Dollars or an Agreed Pro Rata Foreign Currency and each borrowing by a Non-Pro Rata Borrower shall be in an Agreed Non-Pro Rata Foreign Currency for such Borrower. Each borrowing by any Foreign Subsidiary Borrower shall be in an amount equal to an amount in the relevant Agreed Foreign Currency which is 5,000,000 units or a whole multiple of 1,000,000 units in excess thereof or such other amounts as may be agreed upon among the Company and the Agent. Upon receipt of any such notice from any such Borrower, the Agent shall promptly notify the relevant Lenders with respect to such Borrower. Not later than 2:00 p.m., local time of the Agent's funding office for such Borrower, on the requested Borrowing Date, each such Lender shall make an amount equal to its Pro Rata Share of the principal amount of such Loans requested to be made on such Borrowing Date available to the Agent at the Agent's funding office for such Borrower specified by the Agent from time to time by notice to such Lenders and in Same Day Funds. The amounts made available by each such Lender will then be made available to the relevant Borrower at the funding office for such Borrower and in like funds as received by the Agent.

        2.4      Termination or Reduction of Commitments. The Company may permanently reduce the Commitments, in whole or in part, ratably among the Lenders in integral multiples of $5,000,000; provided, however, that the Aggregate Commitments may not be reduced below the Aggregate Credit Exposure of all Lenders. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Commitments.

        2.5      Facility and Agent Fees. (a) The Company agrees to pay to the Agent for the account of each Lender a facility fee at the rate per annum set forth in the Pricing Schedule on Exhibit A attached hereto, on the average daily amount of each Commitment of such Lender, whether used or unused, activated or deactivated, from and including the Effective Date to but excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.

               (b)The Company agrees to pay to the Agent for its own account, such other fees as agreed to in writing between the Company and the Agent.

        2.6      Optional Principal Payments on All Loans.

        2.6.1    The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, or such lesser principal amount as may equal the outstanding Floating Rate Loans to a Borrower or such lesser amount as may be agreed to by the Agent.

        2.6.2    Each Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), its Fixed Rate Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Agent (which notice must be received by the Agent prior to 10:00 a.m., Eastern Standard Time, in the case of prepayments by the Company and prior to 10:00 a.m., London time, in the case of prepayments by any other Borrower) specifying the date and amount of prepayment. Partial payments of Fixed Rate Loans shall be in a minimum aggregate amount of 5,000,000 units in the applicable Agreed Currency or in an integral multiple of 1,000,000 units in excess thereof, or such lesser principal amount as may equal the outstanding Fixed Rate Loans to a Borrower or such lesser amount as may be agreed to by the Agent.

        2.6.3    Each prepayment pursuant to this Section 2.6 and each conversion pursuant to Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

        2.6.4    Prepayments by any Borrower pursuant to this Section 2.6 shall be applied first to any Floating Rate Loans of such Borrower and second to any Fixed Rate Loans of such Borrower then outstanding in such order as such Borrower may direct, provided that all prepayments on any Loans to a Borrower shall be applied pro rata to the Loans owing by such Borrower.

        2.6.5    All amounts prepaid may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement.

        2.7      Conversion and Continuation of Outstanding Advances.

        2.7.1    U.S. Advances. U.S. Loans that are Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of a Advance of any Type to the Company into any other Type or Types of Advance; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Eastern Standard Time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

the requested date, which shall be a Business Day, of such conversion or continuation,

the aggregate amount and Type of the Advance which is to be converted or continued, and the amounts and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

        2.7.2    Eurocurrency Advances. Any Eurocurrency Advances may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving the Agent at least three Business Days' prior irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Eastern Standard Time, in the case of continuations by the Company and prior to 10:00 a.m., London time, in the case of continuations by any other Borrower) of such election and specifying the duration of the Interest Period applicable thereto, provided, that if the relevant Borrower shall fail to give such notice, such Eurocurrency Advance shall be automatically continued for an Interest Period of one month provided that such continuation would not extend the Interest Period beyond the Facility Termination Date.

        2.7.3    Canadian Advances. Canadian Loans that are Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into BA Rate Advances. Each BA Rate Advance shall continue as a BA Rate Advance until the end of the then applicable Interest Period therefor, at which time such BA Rate Advance shall be automatically converted into a Floating Rate Advance unless the applicable Canadian Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such BA Rate Advance either continue as a BA Rate Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms hereof, a Canadian Borrower may elect from time to time to convert all or any part of a Advance of any Type to such Canadian Borrower into any other Type or Types of Advance; provided that any conversion of any BA Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Canadian Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a BA Rate Advance not later than 10:00 a.m. (Toronto time) at least one Business Day (or such other time agreed to by all the Canadian Lenders and the Canadian Borrowers), in the case of a conversion into a Floating Rate Advance, or three Business Days (or such other time agreed to by all the Canadian Lenders and the Canadian Borrowers), in the case of a conversion into or continuation of a BA Rate Advance, prior to the date of the requested conversion or continuation, specifying:

the requested date, which shall be a Business Day, of such conversion or continuation,

the aggregate amount and Type of the Advance which is to be converted or continued, and the amounts and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a BA Rate Advance, the duration of the Interest Period applicable thereto.

        2.8      Interest Rates, Interest Payment Dates; Interest and Fee Basis. (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Fixed Rate Loan into a Floating Rate Loan pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Fixed Rate Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period. Each Eurocurrency Loan to any Foreign Subsidiary Borrower shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the applicable Eurocurrency Rate determined for such Interest Period or at such other interest rate as agreed to by all Lenders. Each BA Rate Loan to a Canadian Borrower shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the applicable BA Rate determined for such Interest Period or as such other interest rate as agreed to by all Canadian Lenders.

        (b)    Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Effective Date and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

        (c)    Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

        (d)    All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days, except for interest on Loans denominated in British Pounds Sterling which shall be calculated for actual days elapsed on the basis of a 365 day year or unless otherwise specified herein.

        (e)    Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

        (f)    In accordance with Article L. 313-1 of the Code de la Consommation of the Republic of France (former law n 66-1010 of December 28, 1966) and with Decree n 85-944 of September 4, 1985, an estimate of the effective overall rate ("taux effectif global") of the Advances to any Foreign Subsidiary Borrower organized under the laws of the Republic of France will be set forth in a separate letter from the Agent to any such Foreign Subsidiary Borrower, and each such separate letter is incorporated herein by reference and forms a part of this Agreement.

        2.9      Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the then current Interest Period) as a Fixed Rate Advance, provided that, notwithstanding the foregoing, any outstanding Eurocurrency Advance may be continued for an Interest Period not to exceed one month after such notice to the Borrowers by the Required Lenders. Upon and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period (with the Applicable Margin automatically adjusted to the highest amount provided in the definition of "Applicable Margin", notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, and (ii) each Floating Rate Advance and any other amount due under this Agreement shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans (with the Applicable Margin automatically adjusted to the highest amount provided in the definition of "Applicable Margin", notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth in clauses (i) and (ii) shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

        2.10      Pro Rata Payment, Method of Payment.

        2.10.1     Each borrowing of Loans by the Company from the Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Agent among the Lenders in accordance with their respective Pro Rata Shares. Any reduction of the Commitments of the Lenders shall be allocated by the Agent among the Lenders pro rata according to the Pro Rata Shares of the Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company on account of principal or interest on its Loans shall be allocated by the Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company hereunder in respect of amounts denominated in U.S. Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in Same Day Funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by 12:00 p.m. (Eastern Standard Time) on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with JPMCB for each payment of principal, interest and fees as it becomes due hereunder.

        2.10.2    Each borrowing of Pro Rata Foreign Currency Loans by any Pro Rata Borrower shall be allocated by the Agent pro rata according to the Pro Rata Shares of the Lenders in effect on the date of such Loans. Each Borrowing of Non-Pro Rata Loans by any Non-Pro Rata Borrower shall be allocated by the Agent pro rata according to the Pro Rata Shares of the applicable Non-Pro Rata Lenders with respect to such Non-Pro Rata Borrower in effect on the date of such Loan. Except as provided in Section 2.6, each payment (including each prepayment) by a Foreign Subsidiary Borrower on account of principal of and interest on its Loans shall be allocated by the Agent pro rata according to the respective principal amounts of the Loans then due and owing by such Borrower to each Lender that made such Loans. All payments (including prepayments) to be made by a Borrower on account of Loans, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction, or counterclaim in the currency of such Loan (in Same Day Funds) to the Agent for the account of the Lenders that made such Loans, at the payment office for such Loans specified from time to time by the Agent by notice to the Borrowers prior to 12:00 p.m. local time at such payment office on the due date thereof. The Agent shall distribute such payment to the Lenders entitled to receive the same promptly upon receipt in like funds as received. The Agent shall distribute such payment to the Lenders entitled to receive the same promptly upon receipt in like funds as received.

        2.11      Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

        2.12      Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

        2.13      Lending Installations. Each Lender may make and book its Loans at any Lending Installation(s) selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may, by written or telex notice to the Agent and the applicable Borrower, designate one or more Lending Installations which are to make and book Loans and for whose account Loan payments are to be made.

       2.14      Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five days and the interest rate applicable to the relevant Loan for each day thereafter or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

        2.15     Facility Letters of Credit.

        2.15.1    Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the Issuers hereby agree to issue for the account of a Borrower through such of the Issuer's Lending Installations or Affiliates as the Issuer may determine, one or more Facility Letters of Credit in accordance with this Section 2.15, from time to time during the period, commencing on the Effective Date and ending five Business Days prior to the Facility Termination Date.

        2.15.2    Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, the obligation of an Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

        (a)    the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

        (b)    the requested Facility Letter of Credit has an expiration date at least five Business Days prior to the Facility Termination Date;

        (c)    after giving effect to the Facility Letter of Credit requested hereunder, the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, shall not exceed the amount permitted by Section 2.1(c), and no prepayment would be required under this Agreement and no provision of this Agreement would be breached;

        (d)    the applicable Borrower shall have delivered to the applicable Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to such Issuer as to form and content; and

        (e)    as of the date of issuance, no order, judgment or decree of any Court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

        2.15.3    Procedure for Issuance of Facility Letters of Credit. (a) The applicable Borrower shall give one of the Issuers and the Agent three Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give an Issuer (i) notice of such request by tested telex or other tested arrangement satisfactory to such Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to such Issuer (A) immediately (x) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of such Borrower or (y) of a telex containing all information required to be contained in such written notice and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of such Borrower); such notice shall be irrevocable and shall specify the stated amount and Agreed Currency of the Facility Letter of Credit requested, (which requested currency shall be limited to the currency in which such Borrower may obtain Loans under this Agreement), the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the fifth day prior to Facility Termination Date), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Agent shall give notice to each applicable Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by such Issuer not later than 2:00 p.m. (local time) or the time agreed upon by such Issuer and such Borrower on the last Business Day on which notice can be given under this Section 2.15.3.

        (b)    Subject to the terms and conditions of this Section 2.15.3 and provided that the applicable conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer's usual and customary business practices.

        (c)    The Issuers shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.15 are met as though a new Facility Letter of Credit was being requested and issued.

        2.15.4    Reimbursement Obligations. (a) Each Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Facility Letter of Credit issued on behalf of such Borrower immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower, the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

        (i)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

        (ii)    the existence of any claim, setoff, defense or other right which any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

       (iii)    any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

        (v)    the occurrence of any Default or Unmatured Default.

        (b)    The Issuer shall promptly notify the applicable Borrower of any draw under a Facility Letter of Credit. Such Borrower shall reimburse the applicable Issuer for drawings under a Facility Letter of Credit issued by it on behalf of such Borrower promptly after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit at (i) in the case of such Obligations denominated in U.S. Dollars, the interest rate for Floating Rate Loans or (ii) in the case of such Obligations denominated in an Agreed Foreign Currency, at the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as determined by the Agent. In addition to its other rights, the Issuers shall also have all rights for indemnification and reimbursement as each Lender is entitled under this Agreement.

        2.15.5    Participation. (a) Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.15.3, (i) with respect to each U.S. Facility Letter of Credit and Pro Rata Foreign Currency Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such U.S. Facility Letter of Credit and Pro Rata Foreign Currency Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto and (ii) with respect to each Non-Pro Rata Foreign Currency Facility Letter of Credit, each Non-Pro Rata Lender with respect to the Borrower for the account of which such Non-Pro Rata Foreign Currency Facility Letter of Credit is issued shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Non-Pro Rata Foreign Currency Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto), any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by an Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.15.5 if such Issuer shall have received written notice from any Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 4.1 or 4.2 are not then satisfied, and, in the event an Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

        (b)    In the event that an Issuer makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.15.4, the Issuer shall promptly notify the Agent and each Lender participating in such Letter of Credit of such failure, and each Lender participating in such Letter of Credit shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Pro Rata Share of the unreimbursed amount of any such payment in such currency. If any Lender participating in such Facility Letter of Credit fails to make available to such Issuer any amounts due to such Issuer pursuant to this Section 2.15.5(b), such Issuer shall be entitled to recover such amount, together with interest thereon (i) in the case of amounts denominated in U.S. Dollars, at the Federal Funds Effective Rate, for the first three Business Days after such Lender receives such notice and thereafter, at the Floating Rate, or (ii) in the case of amounts denominated in an Agreed Foreign Currency, at a local cost of funds rate for obligations in such currency as determined by the Agent for the first three Business Days after such Lender receives such notice, and thereafter at the floating rate of interest correlative to the Floating Rate customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as determined by the Agent, in either case payable (i) on demand, (ii) by setoff against any payments made to such Issuer for the account of such Lender or (iii) by payment to such Issuer by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

        (c)    Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Lender which has funded its participating interest therein, in like funds as received an amount equal to such Lender's Pro Rata Share thereof.

        (d)    The obligations of a Lender to make payments to the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

        (e)    In the event any payment by a Borrower received by the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Agent, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

        2.15.6    Compensation for Facility Letters of Credit. The Issuer of a Facility Letter of Credit shall have the right to receive from the Borrower which requested issuance of such Facility Letter of Credit, solely for the account of such Issuer, a fronting fee in an amount equal to 0.125% per annum as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit. In addition, such Borrower shall pay to the Agent for the account of each Lender participating in such Facility Letter of Credit a non-refundable fee at a per annum rate in the amount shown on the Pricing Schedule on Exhibit A applied to the face amount of the Facility Letter of Credit, payable quarterly in advance to all Lenders participating in such Facility Letter of Credit (including the Issuers) ratably from the date such Facility Letter of Credit is issued until its stated expiry date.

        2.15.7    Letter of Credit Collateral Account. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.15.7 shall either obligate the Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1, and the Borrower's obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances required by Section 8.1 after the occurrence of a Default and during the continuance thereof.

        2.15.8    Nature of Obligations. (a) As among the Borrowers, the Issuers and the Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit requested by it. In furtherance and not in limitation of the foregoing, the Issuers and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Issuers or the Lenders. In addition to amounts payable as elsewhere provided in this Section 2.15, such Borrower hereby agrees to protect, indemnify, pay and save the Agent, each Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent or such Issuer in respect of any Facility Letter of Credit requested by such Borrower.

        (b)    furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuer or such Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Issuers, the Agent or any Lender.

        (c)    Notwithstanding anything to the contrary contained in this Section 2.15.8, a Borrower shall not have any obligation to indemnify the Agent an Issuer and each Lender under this Section 2.15 in respect of any liability incurred by each arising primarily out of the willful misconduct of such Issuer, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such Issuer as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing, or out of the wrongful honor by such Issuer of a demand for payment made under the Facility Letters of Credit issued by such Issuer which demand for payment does not comply with the conditions required in order to draw upon such Facility Letter of Credit as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing.

        2.16    Swing Loans.

        (a)    Making of Swing Loans. The Agent may elect in its sole discretion to make revolving loans (the "Swing Loans") to any Borrower solely for the Agent's own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the amount permitted by Section 2.1(c). The Agent may make Swing Loans (subject to the conditions precedent set forth in Article IV), provided that the Agent has received a request in writing or via telephone from an Authorized Officer of such Borrower for funding of a Swing Loan no later than such time required by the Agent, on the Business Day on which such Swing Loan is requested to be made in the case of Swing Loans denominated in U.S. Dollars, Euros or British Pounds Sterling or on or, if required by the Agent, one Business Day prior to the date such Swing Loan is requested to be made in the case of Swing Loans denominated in any other Agreed Currency. The Agent shall not make any Swing Loan in the period commencing one Business Day after the Agent shall have received written notice from any Lender that one or more of the conditions contained in Sections 4.1 or 4.2 are not then satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at the rate agreed to between the Agent and such Borrower accrued thereon, shall be secured as part of the Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Agent solely for its own account.

        (b)    Swing Loan Borrowing Requests. Each Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern, absent manifest error.

        (c)    Repayment of Swing Loans. At any time after making a Swing Loan, the Agent may request such Borrower to, and upon request by the Agent such Borrower shall, promptly request an Advance from all Lenders to such Borrower and apply the proceeds of such Advance to the repayment of any Swing Loan owing by such Borrower not later than the Business Day following the Agent's request. Notwithstanding the foregoing, upon the earlier to occur of (a) three Business Days after demand is made by the Agent, and (b) the Facility Termination Date, each Lender to such Borrower (other than the Agent) shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Agent in Same Day Funds. Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not such Borrower has then requested an Advance in such amount. If any Lender fails to make available to the Agent, any amounts due to the Agent from such Lender pursuant to this Section, the Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate or such other local cost of funds rate determined by the Agent with respect to any Swing Loan denominated in any Agreed Foreign Currency for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Agent for the account of such Lender or (iii) by payment to the Agent by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan.

        2.17    Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

        (i)    First, if applicable to any payments due to an Issuer pursuant to Section 2.15.5 or the Agent under Section 2.16; and

        (ii)    Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

        2.18    Collateral Security; Further Assistance.

        (a)    As security for the payment of the Obligations, the Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Loan Documents granting the following: first priority liens and security interests, pursuant to Pledge Agreements, on 65% of the present and future Capital Stock of certain present and future Foreign Subsidiaries and Guaranties of certain present and future Domestic Subsidiaries such that, at all times, the Domestic Subsidiaries which are not Guarantors and the Foreign Subsidiaries that are owned by the Company or any Domestic Subsidiary that do not have 65% of their Capital Stock pledged pursuant to Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary. For purposes of this Section 2.18, the assets of any Subsidiary shall be calculated based on the consolidated assets of such Subsidiary and its Subsidiaries. In connection with the delivery of any such Guaranties and Pledge Agreement, the Company shall provide such other documentation to the Agent, including, without limitation, one or more opinions of counsel satisfactory to the Agent, corporate documents and resolutions, which in the reasonable opinion of the Agent is necessary or advisable in connection therewith.

        (b)    Each of the Borrowers agrees that it will execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Agent, such additional Collateral Documents and other agreements, documents and instruments, each in form and substance satisfactory to the Agent, sufficient to grant to the Agent, for the benefit of the relevant Lenders and the Agent, the liens and security interests contemplated by this Agreement and the Collateral Documents.

        2.19    Optional Increase in Commitments

        (a)    Subject to the conditions set forth below, the Company may, upon at least thirty (30) days prior written notice to the Agent and the Lenders, increase the Aggregate Commitment, either by designating a lender not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Commitment shall be increased (thus increasing the Aggregate Commitment); provided that:

        (i)    no Default or Unmatured Default shall have occurred and be continuing hereunder as of the effective date;

        (ii)    any lender not theretofore a Lender shall meet the criteria set forth in the definition of Eligible Assignee;

        (iii)    the representations and warranties made by the Company and contained in Article V shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

        (iv)    the aggregate amount of all such increases in the Aggregate Commitments shall not exceed $100,000,000;

        (v)    The Company and the Lender or lender not theretofore a Lender, shall execute and deliver to the Agent a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Agent and acknowledged by the Agent and each Borrower and Guarantor and substantially in the form of Exhibit E attached hereto;

        (vi)    no existing Lender shall be obligated in any way to increase its Commitment;

        (vii)    the Company shall pay any amount required to be paid pursuant to Section 3.4 hereof resulting from the reallocation of Loans pursuant to the increase in the Aggregate Commitment;

        (viii)    the Company shall have paid commitment fees to additional Lenders sufficient to induce such Lenders to provide the requested Commitments; and

        (ix)    the Agent may request any other documents or information in its reasonable discretion.

        (b)    Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, which effective date shall be five (5) Business Days after the delivery thereof to the Agent, such existing Lender shall have a Commitment as therein set forth or such other Lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

        (c)    Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Note or Notes subject to such addition and assumption and the written consent to such addition and assumption, the Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit E:

        (i)    accept such Lender Addition and Acknowledgement Agreement;

        (ii)    record the information contained therein in the Register; and

        (iii)    give prompt notice thereof to the Lenders and the Company.

Within five (5) Business Days after receipt of notice, the Company shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Note or Notes to the order of the applicable Lenders in amounts equal to the Commitments of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Notes. Each surrendered Note and/or Notes shall be canceled and returned to Company.

         2.20    Amendment and Restatement.    This Agreement amends and restates the Existing Credit Agreement as of the date hereof. All loans and letters of credit outstanding under the Existing Credit Agreement shall constitute Loans and Facility Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement as of the date of this Agreement will be paid under this Agreement according to the terms of this Agreement. The Loans and Facility Letters of Credit and other obligations pursuant hereto are issued in exchange and replacement for the loans, letters of credit other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to and secured by the same collateral with the same priority. The Lenders and each Existing Lender which will not continue as a Lender hereunder (an "Exiting Lender") will make such payments among themselves as directed by the Agent so that, after giving effect thereto, each Lender will hold its Pro Rata Share of the outstanding Aggregate Credit Exposure on the Effective Date and with Interest Periods that all begin on the Effective Date and the Company shall be liable for any breakage costs under Section 3.4.

ARTICLE III

CHANGE IN CIRCUMSTANCES, TAXES

        3.1      Yield Protection. If after the date hereof any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change or modification thereof, or any interpretation thereof, or the compliance of any Lender therewith,

        (a)    subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or

        (b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

        (c)    imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the affected Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans or its Commitments.

        3.2      Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.3      Availability of Types of Advances. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders with respect to Eurodollar Loans or the majority (by amount) of Non-Pro Rata Lenders with respect to Non-Pro Rata Loans to any Non-Pro Rata Borrower determine that (i) deposits of a currency, type and maturity appropriate to match fund Eurodollar or Eurocurrency Loans are not available or (ii) the interest rate applicable to a Fixed Rate Loan does not accurately reflect the cost of making or maintaining such Loans, then the Agent shall suspend the availability of the affected Type of Loans and require any Loans of the affected Type to be repaid at the end of the Interest Period for the affected Loan. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Foreign Currency, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Fixed Rate Loans comprising such Advance to be denominated in the Agreed Currency specified by a borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans shall not be made.

        3.4      Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any reasonable loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

        3.5      Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of a Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in any material respect. Each Lender shall deliver a written statement of such Lender to the applicable Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such sections in connection with a Fixed Rate Loans shall be calculated as though each Lender funded such Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Borrowers shall have no obligation to compensate any Lender with respect to amounts provided in Sections 3.1, 3.2, 3.4 or 3.6 with respect to any period prior to the date which is 120 days prior to the date such Lender delivers its written statement hereunder requesting compensation.

        3.6      Taxes

        3.6.1    All payments of principal and interest made by the Borrowers under this Agreement and any Note, if any, and all Reimbursement Obligations with respect to Facility Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent, any Issuer or any Lender hereunder or under any Note or Facility Letter of Credit, the amounts so payable to the Agent, such Issuer or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement provided, however, that (i) with respect to any Loan or Facility Letter of Credit in U.S. Dollars to the Company, the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2, (ii) with respect to any Loan or Facility Letter of Credit in any Agreed Foreign Currency, a Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section 3.6.3 and (iii) with respect to any Foreign Currency Loan or any Foreign Currency Facility Letter of Credit, the Foreign Subsidiary Borrower shall not be required to increase any such amounts payable to any Lender or the Agent to the extent such Lender could avoid the payment of such amount by changing its Lending Installation, provided that any such change in any Lending Installation shall not be required if such Lender cannot change its Lending Installation for any reason or such Lender has determined that it is disadvantageous to it to do so. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        3.6.2    Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall

        (a)    at least five Business Days before the date of the initial payment to be made by the Company under this Agreement to such Lender, deliver to the Company and the Agent (A) two duly completed copies of U.S. Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, and (ii) a U.S. Internal Revenue Form W-8 or W-9, or successor applicable form, as the case may be, and certify that it is entitled to an exemption from U.S. backup withholding tax;

        (b)    deliver to the Company and the Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Agent and the Company;

        (c)    obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent; and

        (d)    file amendments to such forms as and when required; and each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under this Section 3.6.2 unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent; provided, however, that the Company may rely upon such forms provided to the Company for all periods prior to the occurrence of such event. Each Person that shall become a Lender or a Participant pursuant to Section 13.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of such Participant, the obligations of such Participant pursuant to this Section 3.6.2 shall be determined as if such Participant were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

        3.6.3    Each Lender that is not incorporated or organized under the laws of the jurisdiction (a) under the laws of which a Foreign Subsidiary Borrower is incorporated or organized, or (b) in which such Foreign Subsidiary Borrower is located, and, in either case, is a Lender to such Foreign Subsidiary Borrower shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not prejudice the legal position of such Lender.

        3.6.4    Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.6, provided that such effort shall not impose on any such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 3.6 has occurred or will occur, such Lender will use its best efforts to so notify the Company in writing, provided that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 3.6.

        3.6.5    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.6.5 shall survive the payment of the Obligations and termination of this Agreement.

        3.7    Substitution of Lender. If (a) the obligation of any Lender to make or maintain Eurodollar Loans has been suspended pursuant to Section 3.3 when not all Lenders' obligations to do so have been suspended, (b) any Lender has demanded compensation under Sections 3.1 or 3.2 when all Lenders have not done so or (c) any Lender is a Defaulting Lender, the Company shall have the right, if no Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more Assignments pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender hereunder and (C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.4, if any, if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignments, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.4 and 10.7) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Agent, Issuer or any other Lender.

ARTICLE IV

CONDITIONS PRECEDENT

        4.1    Closing Conditions. On the date hereof, the Borrowers shall furnish, or shall cause to be furnished, to the Agent, with sufficient copies for the Lenders, each of the following:

        (a)    Copies of the articles of incorporation or similar organizational documents of each Borrower and, at or promptly after the date hereof, each Guarantor, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, all certified by the Secretary or an Assistant Secretary of each Borrower and each Guarantor.

        (b)    Copies, certified by the Secretary or an Assistant Secretary or other duly authorized representative of each Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

        (c)    An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of such Borrower or such Guarantor authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or such Guarantor.

        (d)    An opening compliance certificate, signed by any Designated Financial Officer of the Company, in a form satisfactory to the Agent.

        (e)    A written opinion of the Borrowers' and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit F hereto.

        (f)    If requested by the Agent, written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested (provided that the Agent may continue to rely on any existing instructions from the Borrowers).

        (g)    Executed copies of the Consent and Amendment of Collateral Documents and any additional Collateral Documents, Guaranties and other agreements, certificates, lien searches and other documents in connection therewith requested by the Agent, each duly executed by the Borrowers or the Guarantors, as appropriate.

        (h)    Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Borrowers, or if none is required, a certificate of such officer to that effect.

        (i)    The Guaranty executed by all of the Guarantors.

        (j)    Payment of all fees owing by the Borrowers and the Guarantors as of the Effective Date.

        (k)    Satisfactory results of all due diligence required by the Agent or the Required Lenders, including a review of all contingent liabilities, a review of contracts and insurance, a review of all litigation, and environmental matters and other due diligence.

        (l)    Executed agreements from each Exiting Lender in form satisfactory to the Agent, and all parties hereto (i) agree that such agreements will constitute an assignment of the each Exiting Lender's interest under the Existing Agreement to the Lenders to effectuate the Commitments and Pro Rata Shares contemplated by this Agreement and (ii) acknowledge that each Exiting Lender will not be a party hereto.

        (m)    Copies of the unqualified audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2005 and copies of the internally prepared consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended June 30, 2006, together with prospective financial statements for the Company and its Subsidiaries, in each case in form and substance satisfactory to the Agent.

        (n)    Since December 31, 2005, evidence reasonably satisfactory to the Agent that there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        (o)    Such other agreements and documents, and the satisfaction of such other conditions as may be required by the Agent.

        4.2    Each Advance. The Lenders shall not be required to make any Loans nor shall any Issuer be required to issue any Letter of Credit, unless on the applicable Borrowing Date, both before and after giving effect on a pro forma basis to such Loan or Letter of Credit:

        (a)    There exists no Default or Unmatured Default.

        (b)    The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

        (c)    All legal matters incident to the making of such Loans or the issuance of such Facility Letter of Credit shall be satisfactory to the Agent and its counsel.

        (d)    If such Loan is an initial Loan to a Foreign Subsidiary Borrower, the Agent shall have received a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower and such other documents requested by the Agent.

        Each Borrowing notice with respect to each borrowing by a Borrower hereunder or each request for an issuance of a Facility Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        Each of the Company and the Foreign Subsidiary Borrowers (insofar as the representations and warranties set forth below relate to such Foreign Subsidiary Borrower) represents and warrants to the Lenders that:

        5.1    Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.

        5.2    Authorization and Validity. Each Borrower has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrowers of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company's or any Subsidiary's articles of incorporation, code of regulations or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.14) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Other than those which have been obtained, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

        5.4    Financial Statements. All financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries.

        5.5    Material Adverse Change. Since December 31, 2005, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        5.6    Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.14) exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 6.14. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        5.7    Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of the Company's executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings listed on Schedule 5.7, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

        5.8    Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.

        5.9    ERISA. Each member of the Controlled Group has fulfilled its material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in material compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance would not have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        5.10    Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof.

        5.11    Regulations T, U and X. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by such margin stock. The Company and its Subsidiaries are in compliance with Section 6.2.

        5.12    Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

        5.13    Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

        5.14    Plan Assets; Prohibited Transactions. The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Loans (assuming that the Lenders do not fund any of the Loans with any "plan assets" as defined above) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.15    Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

        5.16    Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        5.17    Foreign Subsidiary Borrowers. (a) Except as described on Schedule 5.8, each Foreign Subsidiary Borrower is a direct or indirect Wholly-Owned Subsidiary of the Company (excluding director qualifying shares); and

        (b)    Each Foreign Subsidiary Borrower will have, upon becoming a party hereto, all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party; all of the foregoing actions will have been taken prior to any request for Loans by such Borrower, duly authorized by all necessary action on the part of such Borrower, and when such Foreign Subsidiary Borrower becomes a party hereto, this Agreement and each other Loan Document to which it is a party will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by general principles of equity.

         5.18    Insurance. The Company maintains fire and extended coverage insurance on its and each Domestic Subsidiary's equipment and inventory containing a lender's loss payable, additional insured and mortgagee clause in favor of the Agent and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent. The certificate signed by the President or Chief Financial Officer of the Company, that attests to the existence and adequacy of (as comparable to insurance customarily maintained by similar companies in the Company's line of business), and summarizes, the Property and casualty insurance program carried by the Company and that has been furnished by the Company to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

        5.19    Ownership of Properties. On the Effective Date, the Company and its Subsidiaries will have good title, free of all Liens (other than as permitted by Section 6.14), to all Property and assets reflected in the financial statements as owned by it.

        5.20    Solvency. (i) Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Loan, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonable small capital with which to conduct the business in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.

        5.21    Collateral Documents. Except as set forth on Schedule 6.14, the Collateral Documents grant a first priority, perfected and enforceable lien and security interest on all Collateral subject to the Collateral Documents, which lien and security interest is not void or voidable.

        5.22    Labor Controversies. There are no labor controversies pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary, which could have a Material Adverse Effect.

        5.23    Burdensome Obligations. The Company does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to cause a Material Adverse Effect.

        5.24    Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not be reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use by the Company or any of its Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim. To the knowledge of the Company, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no such Intellectual Property of the Company and its Subsidiaries has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilution that, in the aggregate, could not have a Material Adverse Effect.

         5.25     Reportable Transaction. The Borrowers do not intend to treat the Advances and the other transactions contemplated hereby as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. The Borrowers acknowledge that the Agent and/or one or more of the Lenders may treat its Advances and the other transactions contemplated hereby as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

ARTICLE VI

COVENANTS

        During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

        6.1    Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide consolidated financial statements for the Company and each Subsidiary in accordance with Agreement Accounting Principles and furnish to the Lenders:

        (i)   Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants) audit report certified by nationally recognized independent certified public accountants certifying that the Company's consolidated financial statements are fairly stated in all material respects, in accordance with Agreement Accounting Principles for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

        (ii)    Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.

        (iii)     Together with the financial statements required under Sections 6.1(i) and (ii) a compliance certificate in substantially the form of Exhibit H hereto signed by a Designated Financial Officer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

        (iv)    As soon as possible and in any event within 5 days after (x) receipt by the Company, and (y) a determination is made by the Company concerning a Material Adverse Effect with respect thereto, a copy of (a) any notice or claim to the effect, that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.

        (v)    Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof pertaining to the Company or any of its Subsidiaries as the issuer of securities:

        (vi)    Promptly and in any event within 10 Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

        (vii)    Within 90 days before the end of each fiscal year of the Company, a budget and forecast prepared by the Company for the following fiscal year in detail satisfactory to the Agent;

        (viii)    Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request.

        6.2      Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of all Advances for working capital or general corporate purposes and to repay outstanding Advances. None of the proceeds of any of the Advances made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X, or to purchase or carry any Margin Stock.

        6.3      Notice of Default. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

        6.4      Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization (subject to Section 6.11) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure would not reasonably be expected to have a Material Adverse Effect.

        6.5      Taxes. The Company will, and will cause each Subsidiary to, timely file, complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.

        6.6      Insurance. The Company will, and will cause each Subsidiary to, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be requested by the Agent, provided that it is acknowledged that the Company and its Subsidiaries may continue to self insure in connection with health insurance and workers compensation consistent with their past practices.

        6.7      Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

        6.8      Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted), and make all reasonably necessary and proper repairs, renewals and replacements.

        6.9      Inspection. The Company will, and will cause each Subsidiary to, permit the Agent and the Lenders, directly or by their respective representatives and agents, to inspect (at no cost to any Borrower and subject to confidentiality requirements of Section 10.12) any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers or reasonable prior notice at such reasonable times and intervals as the Agent or any Lender, as the case may be, may designate.

        6.10      Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness (including without limitation Contingent Obligations), except:

        (i)    The Loans, the Facility Letters of Credit and the other Obligations.

        (ii)    Indebtedness of the Company or any Domestic Subsidiary which is a Guarantor owing to the Company or any of its Subsidiaries and Indebtedness of any Foreign Subsidiary consisting of loans or advances permitted by Section 6.13(vii).

        (iii)    Contingent Obligations with respect to the endorsement of instruments for deposit or collection in the ordinary course of business.

        (iv)    Indebtedness of the Borrowers under Rate Hedging Agreements.

        (v)    The Senior Notes in an aggregate principal amount not to exceed $100,000,000, as reduced from time to time.

        (vi)    Existing Indebtedness described on Schedule 6.10, but no increase in the amount thereof as reduced from time to time.

        (vii)    Any refunding or refinancing of any Indebtedness referred to in clauses (ii) through (vi) above, provided that any such refunding or refinancing of such Indebtedness does not increase the principal amount thereof, shorten the maturities thereof or make any of the other terms or provisions thereof materially more onerous on the Company or any of its Subsidiaries.

        (viii)    Indebtedness pursuant to Permitted Securitization Transactions provided that the aggregate outstanding amount sold or financed under all Permitted Securitization Transactions shall not exceed $100,000,000.

        (ix)    If the European Operations Sale has not closed prior to the Target Acquisition, Indebtedness under the Bridge Facility in aggregate principal amount outstanding not to exceed $100,000,000.

        (x)    Indebtedness of the Target in aggregate principal amount outstanding not to exceed $10,000,000 existing at the time of the Target Acquisition and not created in contemplation thereof, but no increase in the amount thereof as reduced from time to time.

        (xi)    Other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, no Default or Unmatured Default exists and the aggregate outstanding amount of all such other Indebtedness of the Company and its Subsidiaries does not exceed an amount equal to $35,000,000.

        6.11    Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (A) a Subsidiary may merge into the Company or a Wholly-Owned Subsidiary, (B) if any such merger involves the Company, the Company shall be the surviving corporation, and (C) if any such merger involves the Company, the Consolidated Adjusted Net Worth immediately after the merger would be equal to or greater than the Consolidated Adjusted Net Worth immediately preceding such merger.

        6.12    Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person (other than the Company or any Guarantor), except:

        (i)    Sales of inventory in the ordinary course of business.

        (ii)    Sales or other dispositions in the ordinary course of business of fixed assets for the purpose of replacing such fixed assets, provided that such fixed assets are replaced within 180 days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fixed assets sold or otherwise disposed of.

        (iii)    Any sale or other transfer of an interest in accounts or notes receivable to a Securitization Entity pursuant to a Permitted Securitization Transaction allowed by the terms of this Agreement.

        (iv)    The European Operations Sale.

        (v)    The Permitted Disposition.

        (vi)    Other leases, sales (including sale leasebacks) or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (v) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

        Notwithstanding anything in this Section 6.12 to the contrary, (a) no such leases, sales or other dispositions of property may be made (other than pursuant to clause (i) above) if any Default or Unmatured Default has occurred and is continuing, and (b) all leases, sales and other dispositions of Property at any time shall be for not less than the fair market value of such Property as determined in good faith by the Company and at least 75% of the consideration therefor received by the Company or such Subsidiary shall be in the form of cash. Additionally, notwithstanding anything in this Section 6.12 to the contrary, (x) any Foreign Subsidiary may transfer any or all of its assets to the Company, a Guarantor or a Foreign Subsidiary Borrower, provided that a Foreign Subsidiary Borrower that has any Obligations outstanding may not so transfer its assets to a Foreign Subsidiary Borrower unless the transferee of such assets assumes all such Obligations in a manner acceptable to the Agent, and (y) any Subsidiary may transfer any or all of its assets to the Company or a Guarantor.

        6.13    Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries which are not Wholly-Owned Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

        (i)    the Company or any of its Subsidiaries may invest in cash and Cash Equivalents.

        (ii)    the Company and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms.

        (iii)    loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business and consistent with past practices.

        (iv)    Existing Investments in Subsidiaries and other Investments in existence on the Effective Date and described in Schedule 6.13 hereto.

        (v)    Loans and advances by the Company or any of its Subsidiaries to the Company or to any Guarantor.

        (vi)    Investments in a Securitization Entity in connection with Permitted Securitization Transactions and in an aggregate outstanding amount acceptable to the Agent and required to consummate the Permitted Securitization Transactions plus accounts or notes receivable permitted to be transferred to a Securitization Entity in connection with Permitted Securitization Transactions.

        (vii)    Loans and advances by Foreign Subsidiary Borrowers to Foreign Subsidiaries, provided that such loans and advances are evidenced by documentation, and are on terms, reasonably acceptable to the Agent.

         (viii)    The Target Acquisition, provided that: (A) the Agent shall be reasonably satisfied with such due diligence as it may require with respect to Target, (B) the amount and forms of the consideration (including without limitation all direct payments, all earnout and other deferred payments, all Indebtedness and other obligations assumed or incurred and any other form of consideration) paid or payable for the Target Acquisition shall be reasonably acceptable to the Agent, (C) all other aspects of the Target Acquisition (including, without limitation, compliance with all laws and regulations in connection with the Target Acquisition and the financing thereof by the Lenders, receipt of all regulatory and legal approvals for the Target Acquisition and all approvals from any directors and shareholders which may be required, the acquisition agreements and all terms thereof being acceptable to the Agent and the other financial, legal, accounting, tax and other aspects of the Target Acquisition) being acceptable to the Agent, (D) no Default or Unmatured Default exists or would be caused thereby, and (E) there shall be no material adverse change from Target's financial condition and operations as reflected in the Target's financial statements previously delivered to the Agent.

        (ix)    Other Investments and Acquisitions in any consecutive twelve month period, provided that no Default or Unmatured Default exists or would be caused thereby and, if the Leverage Ratio before and after giving effect to such Investment or Acquisition (on a pro forma basis acceptable to the Agent) is equal to or greater than 2.75:1.0, the sum of (x) the aggregate amount of such Investments, plus (y) the aggregate amount of consideration (including without limitation all direct payments, all earnout and other deferred payments, all Indebtedness and other obligations assumed or incurred and any other form of consideration) paid or payable for such Acquisitions do not exceed in the aggregate an amount equal to $75,000,000 for any consecutive twelve month period.

Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries shall make any Investment or Acquisition unless (A) the target of such Acquisition or Investment is in the same line of business as the Company, provided that up to $10,000,000 in the aggregate may be paid by the Company or any of its Subsidiaries in connection with Acquisitions pursuant to which the target is not in the same line of business as the Company, (B) the Board of Directors (or similar governing body) and the management of the target of such Acquisition or Investment has approved such Acquisition and (c) no Default or Unmatured Default would exist after giving effect to such Acquisition or Investment on a pro forma basis acceptable to the Agent.

        6.14    Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

        (i)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

        (ii)    Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

        (iii)    Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

        (iv)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

        (v)    Liens existing on the Effective Date and described in Schedule 6.14 hereto, but no increase in the amount secured thereby as reduced from time to time.

        (vi)     Liens in favor of the Company or any Lien granted by any Subsidiary in favor of a Guarantor.

        (vii)    Liens in favor of the Agent, securing the Obligations, granted pursuant to any Collateral Document.

        (viii)    Liens, whether pursuant to purchase money loans or Capitalized Leases, and including those listed on Schedule 6.14, securing aggregate Indebtedness of not more than $25,000,000, either (A) placed upon equipment or machinery used in the ordinary course of business of the Company or any Subsidiary at the time of (or within 20 days after) the acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other assets of the Company or any such Subsidiary; or (B) existing on property or other assets at the time acquired by the Company or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary of the Company, provided that (v) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Company or any of its Subsidiaries, (w) in the case of any such acquisition of a Person, any such lien attaches only to the property and assets of such Person, (x) in the case of any such acquisition of property or assets by the Company or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Company or any Subsidiary, (y) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such lien attaches, determined at the time of the acquisition of such property or assets or the time at which such Person becomes a Subsidiary of the Company (except in the circumstances described in this clause (B) above to the extent such Liens constituted customary purchase money liens at the time of incurrence and were entered into in the ordinary course of business).

        (ix)    Liens securing Indebtedness of the Target permitted under Section 6.10(x) existing at the time of the Target Acquisition and not created in contemplation thereof and which attach only to the property and assets of the Target at the time of the Target Acquisition, but no increase in the amount secured by such Liens, as reduced from time to time.

        (x)    Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (ix) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

        (xi)    Liens on the Common Collateral securing the Obligations and Senior Note Obligations on a pro rata basis (in accordance with the amount of the Obligations and Senior Note Obligations) and subject to the Intercreditor Agreement.

        6.15     Affiliates. Except as described on Schedule 6.15, the Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

        6.16    Dividends. The Company will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock which is common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly-Owned Subsidiary and (b) such other dividends, redemptions or distributions, provided that no Default or Unmatured Default exists or would be caused thereby. The Company will not issue any Disqualified Stock.

        6.17    Amendments of and Payments on Indebtedness. The Company will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness, other than (i) prepayments by Foreign Subsidiaries of obligations owing by such Foreign Subsidiaries to Borrowers or Guarantors and (ii) prepayments of the Bridge Facility with all proceeds of the European Operations Sale and cash if needed (and it is agreed that all proceeds of the European Operations Sale shall be used to pay in full and terminate the Bridge Facility).

        6.18    Financial Contracts. The Company will not, and will not permit any Subsidiary to, enter into any Financial Contract for purposes of financial speculation.

        6.19    Leverage Ratio. The Company shall not permit its Leverage Ratio to exceed 3.50 to 1.0 as of the end of any fiscal quarter.

        6.20    Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio to be less than 2.50 to 1.0 as of the last day of any fiscal quarter of the Company.

        6.21    Negative Pledge Limitation. Except as set forth in the Senior Note Documents and as contained in agreements relating to the Indebtedness permitted by Section 6.10(x)(and which apply solely to the Target), the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

        6.22    Additional Covenants. If at any time a Borrower shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $1,000,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes financing or similar covenants not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then such financial or similar covenants are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such financial or similar covenants incorporated herein.

        6.23    Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for capital expenditures (exclusive of any amounts expended to close any Acquisition permitted under this Agreement) during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries, an amount in excess of $50,000,000.

ARTICLE VII

DEFAULTS

        The occurrence of any one or more of the following events shall constitute a Default:

        7.1    Any representation or warranty made, including without limitation those deemed made pursuant to Section 4.2, by or on behalf of the Company or its Subsidiaries to the Lenders or the Agent in any Loan Document, in connection with any Loan or Facility Letter of Credit, or in any certificate or information delivered in writing in connection with any Loan Document or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made.

        7.2    Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan or of any facility fee within three Business Days after written notice from the Agent that the same has become due, or nonpayment of any other obligations under any of the Loan Documents within five days after written notice from the Agent that the same has become due.

        7.3    The breach by any Borrower of any of the terms or provisions in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 or 6.20.

        7.4    The breach by any Borrower or Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Agent.

        7.5    Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Rate Hedging Obligations aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

        7.6    The Company or any of its Subsidiaries, shall (i) have an order for relief entered with respect to it under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or seeking similar relief under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, company or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

        7.7    Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

        7.8    Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Company or any of its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and is reasonably likely to have a Material Adverse Effect.

        7.9    The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 in aggregate amount for the Company and its Subsidiaries, which is not stayed on appeal.

        7.10    Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $5,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $5,000,000 in aggregate amount for the Controlled Group.

        7.11    The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any applicable foreign, federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        7.12    The occurrence of any Change of Control.

        7.13    The occurrence of any "default", as defined in any Collateral Document, or the breach of any of the terms or provisions of any Collateral Document, which default or breach continues beyond any period of grace therein provided.

        7.14.    Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

         7.15    Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty by any Guarantor, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

        8.1    Acceleration. (a) If any Default described in Section 7.6 or 7.7 occurs, (i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuers to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and without any election or action on the part of the Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

        (A)    100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit requested by such Borrower (assuming compliance with all conditions for drawing thereunder) issued by an Issuer and outstanding as of such time, over

        (B)    the amount on deposit for such Borrower in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and that has not been applied by the Lenders against the Obligations of such Borrower.

        (b)    If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuers to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and (ii) the Required Lenders may, upon notice delivered to the Borrowers with outstanding Facility Letters of Credit and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on each such Borrower to deliver (and each such Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount payable by such Borrower.

        (c)    If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers with outstanding Facility Letters of Credit to deliver (and each such Borrower will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount payable by such Borrower at such time.

        (d)    The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations of the relevant Borrowers and any other amounts as shall from time to time have become due and payable by the relevant Borrowers to the Lenders under the Loan Documents.

        (e)    Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the applicable Borrower(s) or paid to whoever may be legally entitled thereto at such time.

         (f)    The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

        8.2    Amendments.

        8.2.1    Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no Lender's Commitment may be modified without such Lender's written consent and, provided, further, that no such supplemental agreement shall, without the consent of each Lender:

        (a)    Extend the final maturity of any Loan, Note or Reimbursement Obligation or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

        (b)    Reduce the percentage specified in the definition of Required Lenders.

        (c)    Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.6, or increase the amount of the Aggregate Commitments other than as allowed under Section 2.19, or permit any Borrower to assign its rights under this Agreement.

        (d)    Amend this Section 8.2.1.

        (e)    Except as provided in this Agreement or the Collateral Documents, release any Borrower or any Guarantor which is the Company or a Significant Subsidiary or release all or any material amount of the Collateral.

Notwithstanding the foregoing, (i) no modification or waiver of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent; (ii) no modification or waiver of any provision of this Agreement relating to the Issuer shall be effective without the written consent of the Issuer; (iii) no increase in the amount of any Non-Pro Rata Sub-Commitment of any Non-Pro Rata Lender hereunder shall be effective without the written consent of such Non-Pro Rata Lender; (iv) the Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement; and (v) any Lender's Commitment may be increased or decreased (subject to clause (c) above) with the written consent of such Lender, the Agent and the Company, any Lender may removed as a Lender hereunder with the written consent of such Lender, the Agent and the Company and any Person may added as a Lender hereunder with the written consent of such Person, the Agent and the Company and subject to the execution of such supplemental agreements and documents required by the Agent.

        8.2.2    In addition to the above amendments, Schedule 1.1(b) may be amended as follows:

        (i)    Schedule 1.1(b) will be automatically amended to add Subsidiaries of the Company as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, (B) delivery to the Agent of (a) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (b) such other documents with respect thereto as the Agent shall reasonably request and (c) the written approval of the Agent in its sole discretion.

        (ii)     Schedule 1.1(b) will be automatically amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Company to the Agent to such effect and (B) repayment in full of all outstanding Loans and all other obligations pursuant to any Loan Document of such Foreign Subsidiary Borrower.

        8.2.3    In addition to above amendments, Schedule 1.1(a) may be amended by the Agent to alter the Non-Pro Rata Sub-Commitments in accordance with Section 2.1(d) or the Commitments in accordance with Section 2.19 or 8.2.1, and shall be deemed automatically amended each time the Agent sends a revised Schedule 1.1(a) to the Lenders and the Company pursuant to this Agreement.

        8.2.4    Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of determining the Required Lenders and the Required Lenders, the Commitments and the Loans of such Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

        8.3    Equalization of Credit Exposure. Upon the occurrence of a Default under Section 7.2, 7.6 or 7.7, (i) each Advance denominated in an Agreed Foreign Currency shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent of such amount and on and after such date all amounts accruing and owed to any Lender in respect of such Obligations shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder, and (ii) each Lender shall be deemed to have purchased, without recourse or warranty, participation interests in the other Lender's Advances and/or take such other reasonable actions and make such other equitable adjustments among the Lenders as reasonably agreed to by the Lenders, to ensure that each Lender holds a portion (its "Equalized Share") of the Aggregate Credit Exposure determined based the ratio of such Lender's Commitment to the Aggregate Commitment (if the Commitments have been terminated, the amount of any Commitment for the purposes of this Section 8.3 shall be deemed equal to the amount of such Commitment immediately prior to its termination), it being the intent of the Lenders that following such participations, equalization payments and other actions in connection therewith, each Lender shall hold, whether through participation or directly, a share of the Aggregate Credit Exposure equal to its Equalized Share. The Lenders and the Agent agree to promptly execute any further documents and make such payments, if any, among themselves to accomplish such equalization.

        8.4    Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GUARANTEE

        9.1    Guarantee. (a) The Company hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such Foreign Subsidiary Borrowers.

        (b)    The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which are paid or incurred by the Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

        (c)    No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

        (d)    The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section, it will notify the Agent and such Lender in writing that such payment is made under this Section for such purpose.

        9.2    No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

        9.3    Amendments, etc. with respect to the Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Agent or the Required Lenders may be rescinded by the Agent or the Required Lenders, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Required Lenders, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from any other Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        9.4    Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings among the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrowers and the Company with respect to the Obligations. This Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by any Borrower) which may at any time be available to or be asserted by any Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Company. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         9.5    Reinstatement. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or Trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

        9.6    Payments. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

ARTICLE X

GENERAL PROVISIONS

        10.1    Survival of Representations. All representations and warranties of the Borrowers Lenders, and Issuers contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

        10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        10.3    Taxes. Any taxes (excluding income taxes and franchise taxes (imposed in lieu of income taxes), imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

        10.4    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        10.5    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than any fee letters among any Borrowers and either of the Agent or Arranger and any other agreements of any of the Borrowers with the Agent which survive the execution of the Loan Documents.

        10.6    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

        10.7    Expenses; Indemnification. (i) The Borrowers shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration (including, without limitation, preparation of the reports described below) of the Loan Documents. The Borrowers also agree to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrowers acknowledge and agree that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to any Borrower's and Guarantors' assets for internal use by the Agent from information furnished to it by or on behalf of the Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement; provided that, if any Lender requests copies of any future similar Reports which the Agent has prepared, then the Agent will provide such reports to such Lender provided that such Lender has executed an indemnity agreement acceptable to the Agent. The Borrowers further acknowledge and agree that the Agent or any of its agents or representatives may conduct comprehensive field audits of its books, records, properties and assets and of the books, records properties and assets of each Subsidiary of the Company, including without limitation all Collateral subject to the Collateral Documents, at the Borrowers' expense, provided that prior to the occurrence of a Default no more than one such comprehensive field audits shall be conducted in any fiscal year.

        (ii)    The Borrowers hereby further agree to indemnify the Agent, the Arranger and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur at any time arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Facility Letters of Credit hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 10.7 shall survive the termination of this Agreement.

        10.8    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

        10.9    Accounting. (i) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (ii) below) be prepared, in accordance with Agreement Accounting Principles (subject, in the case of financial statements which are not fiscal year end statements, to the absence of footnotes and year-end audit adjustments); provided that, if the Company notifies the Agent that it wishes to amend any covenant in Article VI to eliminate the effect of any change in Agreement Accounting Principles (or if the Agent notifies the Company that the Agent or the Required Lenders wish to amend Article VI for such purpose), then the Company's compliance with such covenants shall be determined on the basis of Agreement Accounting Principles in effect immediately before the relevant change in Agreement Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding anything herein, in any financial statements of the Company or in Agreement Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Section 6.19 and determining the Applicable Margin and Applicable Fee Rate, including defined terms used therein, the Recapitalization and any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such financial covenants and the Applicable Margin and Applicable Fee Rate were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin and Applicable Fee Rate were calculated on a pro forma basis acceptable to the Agent.

        (ii)    The Company shall deliver to the Lenders at the same time as the delivery of any annual financial statement under Section 5.1(i) and (ii) (x)a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (i) above and (y) reasonable estimates of the difference between such statements arising as a consequence thereof.

        (iii)    To enable the ready and consistent determination of compliance with the covenants set forth in Article VI hereof, the Company will not change the last day of its fiscal year from on or about December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from on or about March 31, June 30 and September 30 of each year, respectively.

        (iv)    The Company agrees to take all necessary action, including without limitation any necessary acknowledgments or consents from the Company's auditors as may be required under applicable law, to ensure that the Agent and the Lenders may rely on the audited financial statements of the Company and its Subsidiaries, including the most recent audited financial statements delivered to the Agent before the Effective Date and all audited financial statements delivered to the Agent after the Effective Date

        (v)    For purposes of Article VI (including any baskets or limitations expressed in U.S. Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made or incurred in any currency other than U.S. Dollars shall be deemed to be the U.S. Dollar Equivalent thereof.

        10.10    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        10.11    Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agent nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        10.12    Confidentiality. (a) Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure: (i) to any Transferee or prospective Transferee to the extent provided in Section 13.4; (ii) to legal counsel, accountants and other professional advisors to that Lender to the extent necessary to advise that Lender concerning its rights or obligations in respect of this Agreement; provided that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iii) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); and (iv) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Lender (or other Person given confidential information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the confidential information which is legally required. Without limiting Section 10.5, the Borrowers agrees that the terms of this Section 10.12 shall set forth the entire agreement between the Borrowers and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 10.12 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Documents and their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

        (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

        (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

        10.13    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

        10.14    USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for a Borrower: When a Borrower opens an account, if a Borrower is an individual, Agent and the Lenders will ask for such Borrower's name, residential address, tax identification number, date of birth, and other information that will allow Agent and the Lenders to identify such Borrower, and, if such Borrower is not an individual, Agent and the Lenders will ask for such Borrower's name, tax identification number, business address, and other information that will allow Agent and the Lenders to identify such Borrower. Agent and the Lenders may also ask, if a Borrower is an individual, to see such Borrower's driver's license or other identifying documents, and, if a Borrower is not an individual, to see such Borrower's legal organizational documents or other identifying documents.

ARTICLE XI

THE AGENT

        11.1    Appointment; Nature of Relationship. JPMCB is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        11.2    Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

        11.3    General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for (a) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person; or (b) any determination by the Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

        11.4    No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; (vi) the existence or possible existence of any Default or Unmatured Default; or (vii) the financial condition of any Borrower or Guarantor or any of their respective Subsidiaries. The Agent shall not have any duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at the time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as the Agent or in its individual capacity).

        11.5    Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders if required under Section 8.2.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Obligations. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        11.6    Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

        11.7    Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

        11.8    Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (to the extent not reimbursed by a Borrower and without limiting the obligation of any Borrower to do so) the Agent ratably in proportion to the U.S. Dollar Equivalent of their respective Commitments (or, if the Commitments have been terminated, in proportion to the U.S. Dollar Equivalent of their respective Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company or the other Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

        11.9    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

        11.10    Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

        11.11    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        11.12    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no such successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent to the Agent. If no such successor Agent shall have been so appointed by the Required Lenders within thirty days after such resigning Agent's giving notice of its intention to resign, then such resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent for itself. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of the Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

        11.13    Collateral Management. The Agent is hereby authorized on behalf of all the Lenders, without the necessity of any further consent from any Lender, from time to time prior to a Default, to take any action with respect to the Collateral or the Collateral Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents; and (ii) to release portions of the Collateral from the security interests and liens imposed by the Collateral Documents in connection with any dispositions of such portions of the Collateral permitted by this Agreement. In the event that the Company desires to sell or otherwise dispose of any assets and such sale or disposition is permitted by this Agreement, the Agent shall, upon timely notice from the Company and the payment to the Agent of the Net Cash Proceeds of such sale or disposition to the extent required under this Agreement, release such portions of the Collateral from the security interests and liens imposed by the Collateral Documents, release any Guarantor from its Guaranty if such Guarantor is being sold and release any Foreign Subsidiary Borrower from its obligations under any Loan Documents if such Foreign Subsidiary Borrower is being sold (and including, without limitation, the release any pledge of any Capital Stock of such Foreign Subsidiary Borrower), in each case as may be specified by the Company in order for the Company or its Subsidiaries to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Default or Unmatured Default shall have occurred and be continuing, including, without limitation, any Unmatured Default or Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Company shall give timely notice to the Agent of such sale or disposition, not less than ten Business Days prior to the date of such proposed sale or disposition. If such sale or disposition would cause a prepayment under this Agreement, the Company shall furnish to the Agent an Officers' Certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition (including a description of the Collateral to be sold or otherwise disposed of, the consideration (if any) to be received and such information as may be required regarding compliance with the relevant provisions of this Agreement, including the amount of any required prepayment hereunder and (if relevant) the approval of the price of such sale as to the fair market value). The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instructions as shall be necessary or appropriate to effect the purposes of the Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

        11.14    Right to Indemnity. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        11.15    Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver, and other protective provisions to which the Agent is entitled under Articles X and XI.

        11.16    Documentation Agent, Syndication Agent, etc. None of the Lenders identified or designated in this Agreement as the Syndication Agent, a Co-Documentation Agent or Senior Managing Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 11.11.

ARTICLE XII

SETOFF; ADJUSTMENTS AMONG LENDERS

        12.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by such Borrower.

        12.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Obligations owing from a Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 10.7) in a greater proportion than that received by any other Lender on its Obligations owing from such Borrower, such Lender agrees, promptly upon demand, to purchase a portion of the Advances to such Borrower held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Advances to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Aggregate Credit Exposure (in accordance with the formula set forth in the next sentence). In addition to the equalization accomplished by the first two sentences of this Section 12.2, if any Lender receives the proceeds of any Collateral upon and during the continuance of any Default, including without limitation in connection with any enforcement of remedies hereunder, in a greater proportion (based on the ratio of such Lender's Aggregate Credit Exposure (as calculated in U.S. Dollars based on the U.S. Dollar Equivalent of such amount on the date of acceleration of the Obligations pursuant to Section 8.1) to the sum of the Aggregate Credit Exposure of all Lenders (as calculated in U.S. Dollars based on the U.S. Dollar Equivalent of such amount on the date of acceleration of the Obligations pursuant to Section 8.1)) than that received by any other Lender, such Lender and all other Lenders agree to purchase participation interests in other Lenders' Aggregate Credit Exposure and/or take such other reasonable actions and make such other equitable adjustments among the Lenders as reasonably agreed to by the Lenders, to ensure that each Lender receives its proportionate share (based on its U.S. Dollar Equivalent share of the Aggregate Credit Exposure of all Lenders) of all such proceeds of Collateral. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        13.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement, and the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Loan Document as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of any of the Advances or a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any of the Advances or a holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

        13.2    Participations.

        13.2.1    Permitted Participants; Effect. Subject to Section 13.4, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Obligations or Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests (including without limitation payments with respect to Non-Excluded Taxes), and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

        13.2.2    Voting Rights. Except in the case of a participation to an Affiliate of such Lender, each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Obligations or Commitment in which such Participant has an interest which would require the consent of all Lenders under Section 8.2.1.

        13.2.3    Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

        13.3    Assignments.

        13.3.1    Permitted Assignments. Subject to Section 13.4, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, finance companies, insurance companies or other financial institutions or funds that are engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business or any other entity ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit I hereto (an "Assignment") or in such other form as may be agreed to by the parties thereto. The consent of the Agent, any Issuer and the Company shall be required prior to an assignment becoming effective, provided that the consent of the Company shall not be unreasonably withheld or delayed and shall not be required upon and during the continuance of any Default or if such assignment is to another Lender or to an Affiliate of a Lender or an Approved Fund. No such assignment may be made to a manufacturing company or any of its Affiliates which is a direct competitor of the Company, unless a Default has occurred under Section 7.6. The Purchaser, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws. Each such assignment shall be in an amount not less than the lesser of (i) $10,000,000 (or its equivalent in the relevant Agreed Foreign Currency), unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if a Default has occurred and is continuing or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment). Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        13.3.2    Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit J hereto (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (provided that such fee shall not be required if such assignment is to an existing Lender or an Affiliate thereof), and such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitments and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Company shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. Upon the request of the Agent and such Purchaser, the Borrowers will take or cause to be taken such other action, if any, as may be required by applicable law to effect such assignment.

        13.4    Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that each Transferee and prospective Transferee agrees to be bound by Section 10.12.

        13.5    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof (in the case of a Transferee which is a Lender to the Company), or of the jurisdiction in which a Foreign Subsidiary Borrower is located (in the case of a Transferee which is a Lender to such Foreign Subsidiary Borrower), the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.6.

ARTICLE XIV

NOTICES

        14.1    Notices; Effectiveness; Electronic Communication

        (a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

        (i)    if to a Borrower, at its address or telecopier number set forth on the signature page hereof;

        (ii)    if to the Agent, at its address or telecopier number set forth on the signature page hereof;

        (iii)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

        (b)    Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

        Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

        (c)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XV

COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by telex or telephone that it has taken such action.

ARTICLE XVI

CHOICE OF LAW, CONSENT TO JURISDICTION,
WAIVER OF JURY TRIAL, JUDGMENT CURRENCY

        16.1    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

        16.2    WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        16.3    Submission To Jurisdiction; Waivers. (a) Each Borrower hereby irrevocably and unconditionally:

        (i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;

        (ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Foreign Subsidiary Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Agent shall have been notified pursuant thereto;

        (iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        (b)    Each Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in Section 16.3(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

        16.4    Acknowledgments. Each Borrower hereby acknowledges that:

        (a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

        (b)    none of the Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

        16.5    Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

        16.6    Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

        (b)    The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Applicable Agreed Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Applicable Agreed Currency with the Judgment Currency; if the amount of Applicable Agreed Currency so purchased is less than the sum originally due to such Lender in the Applicable Agreed Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Applicable Agreed Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

        IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

MYERS INDUSTRIES, INC.

By: /s/ Donald A. Merril

Print Name Donald A. Merril
Title Vice President & CFO

1293 South Main Street
Akron, OHio 44307

Attnetion: Donald A. Merril, Vice President and
Chief Financial Officer

Foreign Subsidiary Borrowers:

LISTO PRODUCTS LTD.

By: /s/ Michael Lefroyl

Print Name: Michael Lefroy
Title President

1293South Main Street
Akron, OHio 44307

Attention: John C. Orr, Chairman

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By: /s/ Diane M. Faunda

Print Name: Diane M. Faunda
Title: Senior Vice President

131 South Dearborn
Chicago, Illinois 60603

Attention: Diane M. Faunda

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH, as the Affiliate designated by JPMorgan Chase Bank, National Association to make Non-Pro Rata Foreign Currency Loans to the Canadian Borrower on its behalf.

By: /s/ Michael N Tam

Print Name: Michael N. Tam
Title: Senion Vice President

NATIONAL CITY BANK, as Syndication Agent and as a Lender

By: /s/ Marguerite C. Burtzlaff

Print Name: Marguerite Burtzlaff
Title: Seniot Vice President

1 Cascade Plasa, 3rd Floor
Akron, Ohio 44308

Attention: Marguerite C. Burtzlaff

NATIONAL CITY BANK, CANADA BRANCH, as the Affiliate designated by National City Bank to make Non-Pro Rata Foreign Currency Loans to the Canadian Borrower on its behalf.

By: /s/ J. Andrew Riddell

Print Name: J. Andrew Riddell
Title: Vice President

KEYBANK NATIONAL ADDOCIATION, as a Co-Dobumentation Agent and as a Lenter.

By: /s/ Thomas J. Purcell

Print Name: Thomas J. Purcell
Title: Senior Vice President

127 Public Square
Cleveland, Ohio 44114

FIFTH THIRD BANK, as a Co-Documentation Agent and as a Lender.

By: /s/ Roy C. Lanctot

Print Name: Roy C. Lanctot
Title: Vice President

600 Superior Avenue East
Cleveland, Ohio 44114

Attention: Roy Lanctot

US Bank NA, as a Co-Documentation Agent and as a Lender

By: /s/ Greg A. Ferrence

Print Name: Greg A Ferrence
Title: Akron Regional President

1350 Euclid Avenue
Suite 1100
Cleveland, OH 44115

Attention: Greg Ferrence

CHARTER ONE BANK, N.A., as Senior Managing Agent and as a Lender.

By: /s/ Debra L McAllonis

Print Name: Debra L McAllonis
Title: Senior Vice President

525 William Penn Place
Mail Code 153 2910
Pittsburgh, PA 15219

Attention: Debra McAllonis

FIRST MERIT BANK, N.A.

By: /s/ Andrea K Babjack

Print Name: Andrea K Babjack
Title: Assistant Vice President

106 South Main Street
Akron, Ohio 44308

Attention: Andrea K Babjack

COMERICA BANK

By: /s/ Scott M. Kowalski

Print Name: Scott M. Kowalski
Title: Vice President

500 Woodward Avenue, MC3268
Detroit, MI 48226

Attention: Scott Kowalski

Bank of Montreal

By: /s/ Ben Ciallella

Print Name: Ben Cialelella
Title: Vice President

EXHIBIT A

PRICING SCHEDULE

        The Applicable Margin for BA Rate Loans, Eurodollar Loans and Eurocurrency Loans, the Facility Fee payable pursuant to Section 2.5 and the Letter of Credit Fee payable pursuant to Section 2.15.6 shall, subject to the last sentence of this Exhibit A, be determined in accordance with the grid set forth below based on the Company's Leverage Ratio in effect from time to time.

Grid (in basis points)

Pricing Matrix (in basis points)

Level	Leverage Ratio	Applicable Eurodollar/BA Rate/Eurocurrency Margin for Loans and Letter of Credit Fees	Floating Rate Margin	Facility Fee
I	< 1.00:1.00	32.0 b.p.	0.0 b.p.	8.0 b.p.
II	≥ 1.00:1.00 but < 1.50:1.00	36.0 b.p	0.0 b.p.	9.0 b.p.
III	≥ 1.50:1.00 but < 2.00:1.00	40.0 b.p.	0.0 b.p.	10.0 b.p.
IV	≥ 2.00:1.00 but < 2.50:1.0	50.0 b.p.	0.0 b.p.	12.5 b.p.
V	≥ 2.50:1.0 but <3.00:1.0	70.0 b.p.	0.0 b.p.	17.5 b.p.
VI	≥ 3.00:1.0	90.0 b.p.	0.0 b.p.	22.5 b.p.

        The Applicable Margin, the Facility Fee and the Letter of Credit Fee shall be adjusted (upward or downward), if necessary, 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and 105 days after the end of each fiscal year of the Company, in each case based on the Leverage Ratio as of the end of such fiscal quarter or fiscal year, as the case may be. The pricing as of the Effective Date shall be as set forth in Level IV.

DETROIT 7-3189 958071v2